UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ASTRONOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 4, 2018

To the Shareholders of AstroNova, Inc.:

Notice is hereby given that the 2018 Annual Meeting of Shareholders of AstroNova, Inc. (the “Company”) will be held at the offices of the Company, 600 East Greenwich Avenue, West Warwick, Rhode Island on Monday, June 4, 2018, beginning at 10:00 a.m., for the following purposes:

(1)	To consider and vote upon the election of six directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

(2)	To conduct an advisory vote to approve the Company’s executive compensation;

(3)	To consider and approve the Company’s 2018 Equity Incentive Plan;

(4)	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019; and

(5)	To transact such other business as may properly come before the meeting.

The close of business on April 9, 2018 has been fixed as the record date for determining shareholders entitled to attend or vote at the annual meeting or any adjournment thereof.

You may vote on these matters in person or by proxy. Whether or not you plan to attend the meeting, please promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the Internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy or Internet or telephone vote and vote your shares in person.

By Order of the Board of Directors

Peter M. Rosenblum
Secretary

May 4, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 4, 2018.

The Company’s Proxy Statement, form of proxy card, and Annual Report are available for viewing, printing and downloading at:

http://www.proxydocs.com/ALOT

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AstroNova, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 4, 2018

The Meeting

The 2018 annual meeting of shareholders of AstroNova, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Monday, June 4, 2018 at the offices of the Company, 600 East Greenwich Avenue, West Warwick, Rhode Island. At the meeting, shareholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

•	the election of six directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

•

the approval, on an advisory, non-binding basis, of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables, and accompanying narrative disclosures);

•	the approval of the Company’s 2018 Equity Incentive Plan;

•	the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019; and

•	such other business as may properly come before the meeting.

Solicitation of Proxies

This proxy statement and the accompanying proxy card are expected to be first sent to shareholders on or about May 4, 2018.

The Board of Directors (the “Board”) of the Company is soliciting proxies in connection with its 2018 annual meeting of shareholders. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by directors, officers, and employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies.

The Company has also engaged The Proxy Advisory Group, LLC to assist it with the solicitation of proxies, and provide related advice and informational support, for a services fee, plus customary disbursements, which, in the aggregate, are not anticipated to exceed $15,000 in total.

Who May Vote

The Board has established April 9, 2018 as the record date for the annual meeting. Only shareholders of record at the close of business as of that date will be entitled to attend or vote at the annual meeting. On the record date, there were 6,807,842 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities.

A list of shareholders entitled to vote will be available at the annual meeting. In addition, you may contact David S. Smith, at the Company’s offices located at 600 East Greenwich Avenue, West Warwick, Rhode Island, to make arrangements to review a copy of the shareholder list at those offices, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from May 25, 2018 to the time of the annual meeting.

How to Vote

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on the record date for the meeting. You may vote your shares at the meeting in person or by proxy via mail, the Internet, or the toll-free number (for residents of the United States and Canada) listed on your proxy card.

•	To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•

To vote by proxy by mail, if you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares

•	FOR the re-election of each of April L. Ondis, Mitchell I. Quain, Yvonne E. Schlaeppi, Harold S. Schofield, Richard Warzala and Gregory A. Woods as a director of the Company;

•	FOR the approval, on an advisory, non-binding basis, of the Company’s executive compensation as described in this proxy statement;

•	FOR the approval of the Company’s 2018 Equity Incentive Plan; and

•	FOR the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019.

•

To vote by proxy using the Internet, you must access the website for Internet voting at www.proxypush.com/ALOT. Please have the enclosed proxy card handy when you access the website and follow the on-screen instructions. Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m. (Eastern time) on June 3, 2018. If you vote via the Internet, you do not have to return your proxy card via mail.

•

To vote by proxy using the telephone, use any touch-tone telephone and call 866-509-1041 to transmit your voting instructions up until 11:59 p.m. (Eastern time) on June 3, 2018. Please have the enclosed proxy card handy when you call and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If any other business properly comes before the meeting, then the designated persons will have the discretion, to the extent authorized by applicable rules and regulations, to vote all shares they own or represent by proxy in any manner they deem appropriate.

If you vote by proxy, whether by mail, the Internet or telephone, you may revoke your proxy at any time before it is exercised by taking one of the following actions:

•	sending written notice to the Company’s Secretary at the address set forth on the notice of meeting appearing on the cover of this proxy statement;

•	voting again via the Internet or telephone on a later date or properly executing and delivering a later-dated proxy card; or

•	attending the meeting, notifying the Company’s Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, your broker will be permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals, but will not be allowed to vote your shares with respect to “non-routine” proposals. Proposal 1, regarding the election of Directors, Proposal 2, regarding the approval, on an advisory, non-binding basis, of the Company’s executive compensation, and Proposal 3, regarding the Company’s 2018 Equity Incentive Plan, are “non-routine” proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote your shares on them and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on those proposals. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 4, regarding the ratification of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019, is considered to be a routine item under the applicable rules and your broker will be able to vote on this item even if it does not receive instructions from you, so long as your broker holds your shares in its name.

If a broker or nominee holds shares of common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1, Proposal 2 and Proposal 3, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Votes Required to Transact Business at the Meeting

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

If You Receive More Than One Proxy Card or Voting Instruction Form

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card or voting instruction form for each account. Please sign, date and return all proxy cards you receive from the Company. If you choose to vote by proxy via the telephone or the Internet, please vote once for each proxy card you receive. Only your latest dated proxy for each account will be voted.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of the Company’s common stock through a broker or other nominee, you may have elected to receive only one copy of this proxy statement and the Company’s fiscal year 2018 Annual Report. If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and the fiscal year 2018 Annual Report, unless you provided the Company’s transfer agent with contrary instructions. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. You may promptly obtain an additional copy of this proxy statement, enclosed proxy card and our fiscal year 2018 Annual Report by sending a written request to AstroNova, Inc., attention Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, or by calling the Company’s investor relations department at 617-542-5300. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling (800) 542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling (877) 373-6374 or writing to Computershare Investor Services at P.O. Box. 43078, Providence, RI 02940-3078.

Directions to the Company’s Offices

The annual meeting will be held at the Company’s offices 600 East Greenwich Avenue, West Warwick, Rhode Island. For those planning to attend the annual meeting, directions to our offices can be found under the heading “Contact Us” on our website.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, six directors are to be elected to hold office until the next annual meeting or until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed, for the election to the Board of the persons named below. The biographies below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD’S SIX NOMINEES FOR DIRECTOR.

April L. Ondis, 44, has been a director since November 2015. Since January 2017, Ms. Ondis has served as Director of Marketing for Mt. Wachusett Community College. From September 2015 to January 2017, Ms. Ondis served as a Marketing Manager for Crossref, a collaborative reference linking service operated by Publishers International Linking Associations, Inc. Prior to joining Crossref, Ms. Ondis held a variety of marketing-related positions with the Company, including Applied Marketing Manager from January 2015 to August 2015, Worldwide Marketing Director from 2005 through December 2014 and Marketing Assistant from 1998 to 2005. We believe that Ms. Ondis’ substantial knowledge of the markets in which the Company operates and extensive knowledge of the Company’s customer relationships qualify her to serve on our Board.

Mitchell I. Quain, 66, has been a director since August 2011. Mr. Quain has served as a Senior Advisor at Carlyle Group, a private equity firm since December 2011. From January 2010 through December 2011, Mr. Quain was a Partner at One Equity Partners, a private investment firm. From 2006 through 2009, he was a Senior Director of ACI Capital Corp. From 2002 through 2005, Mr. Quain served as Chairman of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman of Investment Banking. Mr. Quain also serves as a director of Hardinge Inc., a global designer, manufacturer and distributor of machine tools, RBC Bearings, Inc., an international manufacturer and marketer of highly engineered precision plain, roller and ball bearings, Jason Industries, Inc. a manufacturing company operating in the seating, finishing, acoustics and components businesses, and Xerium Technologies, Inc., a developer of highly engineered products and services. Mr. Quain previously served as a director of DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., HEICO Corporation, MagneTek, Inc., Mechanical Dynamics, Inc., Register.com, Inc., Titan International, Inc. and Tecumseh Products Company. We believe that Mr. Quain’s extensive experience in the private equity sector and public company experience qualify him to serve on our Board.

Yvonne E. Schlaeppi, 58, has been a director since April 2018. Since 2011, Ms. Schlaeppi has served as a Managing Partner of Stratevise LLC, an international strategic advisory firm that she cofounded. Since 2014, Ms. Schlaeppi has served on the board of directors of Stallergenes Greer plc, a healthcare company traded on the Euronext Paris exchange. From 2014 to 2015, Ms. Schlaeppi served on the boards of directors of allergy immunotherapy companies, Ares Allergy Holdings Inc. and Greer Laboratories, Inc. Since 2015 Ms. Schlaeppi has been a member of the external advisory committee to Channing Division of Network Medicine of Brigham and Women’s Hospital in Boston. Ms. Schlaeppi was recognized as a Board Leadership Fellow by the National Association of Corporate Directors in 2017. Prior to founding Stratevise, Ms. Schlaeppi served as General Counsel at

Global Enterprise Technologies, Passport & ID, a high-security document printing solutions provider and systems integrator, from 2007 to 2011 and as Executive Vice President, General Counsel and Corporate IP Officer at Organon BioSciences, a global pharmaceutical, animal health and biotech group based in the Netherlands, from 2006 to 2007. From 1999 to 2006 Ms. Schlaeppi was a partner at the Boston-based law firm of Palmer & Dodge LLP, where she served as Chairperson of that firm’s International Practice Group. From 1995 to 1998 Ms. Schlaeppi served in senior positions at Johnson Controls, Inc., a NYSE-listed diversified industrial company, including as General Counsel Europe. We believe that Ms. Schlaeppi’s extensive experience in international business and corporate governance, as well as relevant industry experience, qualify her to serve on our Board.

Harold Schofield, 76, has been the owner and manager of Schofield Imaging Associates, LLC, in Narragansett, Rhode Island since 2004, and, since January 2017, has served as interim chief executive officer of NuLabel Technologies, Inc., a developer and provider of adhesive solutions for labeling and decorating applications. Prior to founding Schofield Imaging Associates, LLC, Mr. Schofield was Founder, President and CEO of Atlantek Incorporated (“Atlantek”), a manufacturer of thermal printers and retired as Vice President and General Manager of Zebra Atlantek, Inc. following the acquisition of Atlantek by Zebra Technologies Corp. in November 2003. Prior to founding Atlantek, Mr. Schofield was Design Engineering Manager at Gulton Industries where he was responsible for design and development of thermal printers, plotters, and chart recorders. Mr. Schofield is an internationally recognized authority in the electronic printing field. We believe that Mr. Schofield’s long history and expertise in the printing and imaging field qualify him to serve on our Board.

Richard S. Warzala, 64, is the President, Chief Executive and Chairman of the board of directors of Allied Motion Technologies, Inc. (“Allied Motion”), and has more than 40 years of leadership experience and a strong technical background in the industrial, aerospace and commercial industries. He joined Allied Motion as President and Chief Operating Officer in 2002. Mr. Warzala was elected a director of Allied Motion in 2006, appointed President and Chief Executive Officer in 2009, and elected as the Chairman of Allied Motion’s board of directors in 2014. Allied Motion designs, manufactures and sells precision and specialty motion control components and systems in markets including Vehicle, Medical, Aerospace & Defense, and Industrial/Electronics. Before joining Allied Motion, Mr. Warzala was President of Danaher Corporation’s Motion Components Group and served in various senior positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division. We believe that Mr. Warzala’s technology background and international industry experience, together with his corporate governance expertise, business insights and deep understanding of lean manufacturing principles, qualify him to serve on our Board.

Gregory A. Woods, 59, has served as Chief Executive Officer of the Company since February 1, 2014. Mr. Woods joined the Company in September 2012 as Executive Vice President and Chief Operating Officer and was appointed President and Chief Operating Officer on August 29, 2013. Prior to joining the Company, Mr. Woods served from January 2010 to August 2012 as Managing Director of Medfield Advisors, LLC, an advisory firm located in Medfield, Massachusetts focused on providing corporate development and strategy guidance to technology driven manufacturing firms. From 2008 to 2010, Mr. Woods served as President of Performance Motion Devices, a specialty semiconductor and electronics manufacturer located in Lincoln, Massachusetts. Through his work experience, Mr. Woods has extensive knowledge of the technology and electronics industries, as well as lean manufacturing processes. Based on this experience and his position as Chief Executive Officer of the Company, we believe that Mr. Woods is qualified to serve on our Board.

The Board has determined that all of the directors of the Company, including each of the nominees standing for election at the 2018 annual shareholders meeting, other than Gregory A. Woods and April L. Ondis, are independent of the Company in that such nominees have no material relationship with the Company either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination in accordance with applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.

Each of the directors must be elected by a plurality of the votes properly cast at the annual meeting. This means that the six nominees receiving the highest number of FOR votes will be elected as directors. Votes may be cast FOR or WITHHELD FROM each nominee. Broker non-votes and votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect.

The Board recommends a vote FOR the election of each of the nominees listed above.

CORPORATE GOVERNANCE

The Board of Directors – Meetings and Committees

The Board currently consists of six members, all of whose terms will expire at the annual meeting and each of whom has been nominated for re-election. During the fiscal year ended January 31, 2018, the Board held fourteen meetings. During fiscal year 2018, all directors attended at least 75% of the meetings of the Board and meetings of committees on which such director serves. The Board has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders meeting. All members of the Board then serving attended the 2017 annual shareholders meeting.

The Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating Committee. The members and chairs of each of those committees are appointed each year. The Audit Committee is comprised of Ms. Schlaeppi and Messrs. Quain, and Schofield. The Nominating Committee is comprised of Ms. Schlaeppi and Messrs. Quain, Schofield and Warzala. The Compensation Committee is comprised of Messrs. Quain, Schofield and Warzala. Each of the members of our committees is independent as defined under the applicable NASDAQ listing standards and SEC rules. Each of the Audit, Compensation, and Nominating Committees has a written charter approved by the Board. A copy of each charter is available on the Company’s website at www.astronovainc.com under “Investors – Governance Documents.”

Audit Committee. The Audit Committee’s primary duties and responsibilities include: overseeing the integrity of the Company’s financial reports; appointing, setting the compensation of and overseeing the Company’s independent accountants; and assessing the qualifications, independence and performance of the Company’s independent accountants and the adequacy of internal controls. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the results of the audit, and other relevant matters. The Audit Committee held six meetings during the fiscal year ended January 31, 2018. The Board has determined that all three members of the Audit Committee during fiscal year 2018 and all three current members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board has determined that Mitchell Quain qualifies as an “audit committee financial expert” as defined by the SEC rules and that Mr. Quain possesses “financial sophistication” as described in the NASDAQ listing standards. During fiscal year 2018 and until his retirement from the Board on April 3, 2018, Graeme MacLetchie served on the Audit Committee.

Compensation Committee. The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include: establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies; making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans; granting awards under such plans and overseeing generally the administration of such plans; evaluating the performance and determining the compensation of the Chief Executive Officer; and reviewing and approving recommendations on compensation of other executives. The Compensation Committee held four meetings during the fiscal year ended January 31, 2018. Our former Chairman, Dr. Hermann Viets served on the Compensation Committee during fiscal year 2018 until his passing in September 2017. Mr. MacLetchie served on the Compensation Committee during fiscal year 2018 and until his retirement from the Board on April 3, 2018.

Nominating Committee. The Nominating Committee is responsible for identifying individuals qualified to be members of the Board and recommending such individuals to be nominated by the Board for election to the Board by the shareholders. The Nominating Committee held three meetings in the fiscal year ended January 31, 2018. Dr. Hermann Viets served on the Nominating Committee during fiscal year 2018 until his passing in September 2017. Mr. MacLetchie served on the Nominating Committee during fiscal year 2018 and until his retirement from the Board on April 3, 2018.

Director Share Ownership Requirements. The Company has a stock ownership policy that requires each director to hold shares of Company common stock with a value equal to at least $200,000. Any director who does not currently meet this requirement will have five years from the later of April 1, 2015 or his or her initial election to the Board to achieve this ownership level. Directors are expected to retain at least 50% of the shares acquired upon exercise of any stock option (net of any shares withheld for payment of taxes) or vesting of a restricted stock or restricted unit award until they achieve the specified ownership level and thereafter maintain such ownership level. Currently, all of our directors meet the ownership requirement, with the exception of Ms. Schlaeppi, who was appointed to the Board in April 2018, and Richard Warzala, who was appointed to the Board in December 2017.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, Messrs. MacLetchie, Quain, Schofield, Warzala and Dr. Viets served on the Company’s Compensation Committee. No member of the Company’s Compensation Committee who currently serves or who served during fiscal year 2018 has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of the Company or a member of the Company’s Compensation Committee.

Nomination of Directors

The Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. The Nominating Committee does not set specific criteria for directors but seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought, and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. The Nominating Committee does not have a policy with respect to diversity and does not specifically consider issues of diversity, such as gender, race, origin or sex, when determining whether to nominate any person to be a director of the Company.

The Nominating Committee must also ensure that members of the Board as a group maintain the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation, and Nominating Committees. The Nominating Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.

Shareholders may send recommendations for director nominees to the Nominating Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. In addition, Section 10 of Article III of the Company’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company not more than 150 days nor less than 60 days prior to the scheduled annual meeting and must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2019, the notice must be received no earlier than December 22, 2018 and no later than March 22, 2019. A copy of the Company’s By-Laws may be obtained by writing to AstroNova, Inc., Attn: Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

Communications with the Board of Directors

The Company’s Board provides a process for shareholders to communicate directly with the members of the Board or the individual chairman of each standing committee. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or who would otherwise like to contact the Board may communicate directly with the directors by writing directly to those individuals c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Board Leadership Structure

All members of the Board, other than Mr. Woods and Ms. Ondis are independent and all of our key committees – Audit, Compensation, and Nominating – are, and during fiscal year 2018 were, comprised solely of independent directors. The non-management directors meet in executive session at least quarterly in order to promote discussion among the independent directors and assure independent oversight of management.

A key component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and Committee level. All of our directors are free to suggest the inclusion of items on the agenda for meetings of the Board or to raise subjects that are not on the agenda for that meeting. In addition, our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Moreover, our Audit Committee, Compensation Committee and Nominating Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Since the passing of Dr. Viets, our former Chairman of the Board, on September 30, 2017, the Board has not elected a new Chairman of the Board. In light of the recent retirement of two long-standing directors and the recent addition of two new directors, following the Annual Meeting of Shareholders, the Board intends to review its leadership structure.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. The Audit Committee of the Board has oversight responsibility over financial reporting and disclosure processes, compliance and legal matters, and information security and fraud risk. The Audit Committee also monitors controls for material weaknesses in the financial reporting function. The Audit Committee meets regularly with our Chief Financial Officer in carrying out these responsibilities, and with the Company’s independent auditors in executive session.

The Compensation Committee of the Board oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis.” The Board’s Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to independence of Board members and identification of individuals qualified to be members of the Board.

While each committee is responsible for evaluating the risks within their areas of responsibility and overseeing the management of such risks, all committees report regularly to the full Board, which also considers the Company’s entire risk profile.

Compensation of Directors

The Compensation Committee is responsible for reviewing and establishing the compensation of the directors of the Company. The Company adopted a Non-Employee Director Annual Compensation Program on January 30, 2012 effective as of February 1, 2012, which was amended and restated as of February 1, 2014 and August 1, 2016 and further amended on March 30, 2017 (as so amended, the “Program”). Pursuant to the Program, each non-employee director receives an automatic grant of restricted stock awards (“RSAs”) on the first business day of each fiscal quarter. The number of whole shares to be granted each quarter is equal to 25% of the number calculated by dividing the director compensation amount by the fair market value of the Company’s stock on such day. The director annual compensation amount was $55,000 for fiscal year 2017 and $65,000 for fiscal 2018 and will be $75,000 for fiscal 2019. In addition, the Chairman of the Board receives RSAs with an aggregate value of $6,000, and the Chairs of the Audit and Compensation Committees each receive RSAs with an aggregate value of $4,000, also issued in quarterly installments and calculated in the same manner as the directors’ RSA grants. RSAs granted prior to March 30, 2017 pursuant to the amended Program became fully vested on the first anniversary of the date of grant. RSA’s granted after that date become vested on the date that is three months following the date of grant.

In the event of the death or disability of a non-employee director, or a Change in Control (as such term is defined in the Company’s applicable equity compensation plan) of the Company, the restricted stock award shall immediately vest and shall no longer be subject to such restrictions on transfer.

In addition, each non-employee director receives non-qualified options to purchase 5,000 shares of the Company’s common stock upon initial election to the Board (if not at the annual meeting) and upon the adjournment of each annual meeting or special meeting in lieu of an annual meeting of the shareholders of the Company. These options have a term of ten years and become exercisable immediately prior to the occurrence of the next annual meeting following the date the option is granted.

The following Director Compensation table provides information regarding the compensation paid or accrued by each individual who was a director during fiscal year 2018.

Name	Total ($)	Fees Earned or Paid in Cash ($)	Stock Awards($)(a)(b)	Option Awards ($)(c)(d)
April L. Ondis	93,064	—	64,964	28,100
Mitchell I. Quain	97,031	—	68,931	28,100
Harold Schofield	93,064	—	64,964	28,100
Richard S. Warzala	39,154	—	9,754	29,400
Gregory A. Woods(e)	—	—	—	—
Hermann Viets(f)	81,294	—	53,194	28,100
Graeme MacLetchie(g)	97,031	—	68,931	28,100
Everett V. Pizzuti(g)	93,064	—	64,964	28,100

(a)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for shares of restricted stock granted to directors. For additional information, see footnote 13 in the Company’s audited financial statements for the fiscal year ended January 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2018.
(b)	As of January 31, 2018, each non-employee director had the following number of shares of unvested restricted stock outstanding: Graeme MacLetchie (1,235), April L. Ondis (1,164), Everett V. Pizzuti (1,164), Mitchell I. Quain (1,235), Harold Schofield (1,164), Hermann Viets (0) and Richard Warzala (675).
(c)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for stock options granted to directors. Assumptions used in the calculation of these amounts are included in footnote 13 in the Company’s audited financial statements for the fiscal year ended January 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2018.
(d)	As of January 31, 2018, each non-employee director had the following number of options outstanding: Graeme MacLetchie (50,000, of which 45,000 were vested), April L. Ondis (15,000, of which 10,000 were vested), Everett V. Pizzuti (20,000, of which 15,000 were vested), Mitchell I. Quain (25,000, of which 20,000 were vested), Harold Schofield (30,000, of which 25,000 were vested), Hermann Viets (45,000, of which 45,000 were vested) and Richard S. Warzala (5,000, of which 0 were vested).
(e)	See Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End Table for disclosure relating to compensation and outstanding option awards held by Mr. Woods.
(f)	Dr. Viets passed away on September 30, 2017.
(g)	Each of Messrs. MacLetchie and Pizzuti retired from the Board effective as of April 3, 2018.

Our Management

The following sets forth information with respect to our executive officers, other than Mr. Woods, as of April 20, 2018. Biographical information regarding Gregory A. Woods, our President and Chief Executive Officer is included above in Proposal No. 1 – Election of Directors.

Name	Age	Position
Gregory A. Woods	59	President, Chief Executive Officer and Directors
David S. Smith	61	Vice President, Chief Financial Officer and Treasurer
Michael M. Morawetz	59	Vice President – EMEA
Stephen M. Petrarca	55	Vice President – Operations
Michael J. Natalizia	52	Vice President and Chief Technology Officer

Mr. Smith was appointed Vice President, Chief Financial Officer and Treasurer in January 2018. Mr. Smith has served as CFO for multinational companies, including Dover Corporation from 2000 to 2002 and Crane Co. from 1994 to 2000. From 2005 to 2008 he was Senior Vice President and CFO of the semiconductor company, Standard Microsystems Corporation. From 2008 until his appointment as our Vice President, Chief Financial Officer and Treasurer, Mr. Smith was Managing Partner for S.C. Advisors LLC, a management consultancy based in Darien, CT. He received his Master’s Degree in Business Administration from Wharton School, University of Pennsylvania and his Bachelor of Arts degree from Columbia College, Columbia University.

Mr. Morawetz was appointed Vice President—EMEA in June 2017. He was previously Vice President—International Branches from 2006 to June 2017 and General Manager of Branch Operations for the Company’s German subsidiary, having joined the Company in 1989.

Mr. Petrarca was appointed Vice President—Operations in 1998. He has previously held positions as General Manager of Manufacturing, Manager of Grass Operations and Manager of Grass Sales. He has been with the Company since 1980.

Mr. Natalizia was appointed Vice President and Chief Technology Officer of AstroNova, Inc. on March 9, 2012. Prior to this appointment, Mr. Natalizia held the position of Director of Product Development of the Company since 2005.

Security Ownership of 5% Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of common stock, as of April 26, 2018 (except as noted), by each person who is known to the Company to own of record or beneficially more than 5% of such stock:

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)		Percent of Class
Ariel Investments, LLC	745,767	(b)	10.9%
200 E. Randolph Drive, Suite 2900
Chicago, IL 60601
Rutabaga Capital Management, LLC	551,836	(c)	8.1%
64 Broad Street, 3rd Floor
Boston, MA 02109
Dimensional Fund Advisors LP	518,662	(d)	7.6%
6300 Bee Cave Road, Building One
Austin, TX 78746
Punch & Associates Investment Management, Inc.	349,220	(e)	5.1%
7701 France Ave. So., Suite 300
Edina, MN 55435

(a)	All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934.
(b)	According to a Schedule 13G/A filed with the SEC on February 13, 2018, Ariel Investments, LLC, an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”), had sole voting power with respect to 539,795 shares and sole dispositive power with respect to 745,767 shares as of December 31, 2017.
(c)	According to a Schedule 13G/A filed with the SEC on February 15, 2017, Rutabaga Capital Management, LLC, an investment adviser registered under the Advisers Act, had sole voting power with respect to 382,869 shares, shared voting power with respect to 168,967 shares, and sole dispositive power with respect to 551,836 shares as of December 31, 2016.
(d)	According to a Schedule 13G/A filed with the SEC on February 9, 2018, as of December 31, 2017, Dimensional Fund Advisors, LP, an investment adviser registered under the Advisers Act, and its subsidiaries (collectively, “Dimensional”) had sole voting power with respect to 510,930 shares and sole dispositive power with respect to 518,662 shares held by registered investment companies, trusts and separate accounts for which Dimensional serves as investment manager, adviser or sub-adviser.
(e)	According to a Schedule 13G filed with the SEC on February 14, 2018, Punch & Associates Investment Management, Inc., an investment adviser registered under the Advisers Act, had sole voting power and sole dispositive power with respect to 349,220 shares as of January 31, 2018.

Security Ownership of Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 26, 2018 by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise noted, all shares of common stock are subject to the sole voting and dispositive power of the respective directors and executive officers.

	Beneficial Ownership
Name of Beneficial Owner	Shares and Restricted Shares(a)		Options Exercisable within 60 days of 4/20/18		Total Beneficial Ownership (a)	Percent of Class
April L. Ondis	136,144	(b)	15,000		151,144	2.2%
Mitchell I. Quain	47,394	(c)	25,000		72,394	1.1
Yvonne Schlaeppi	341	(d)	5,000		5,341	*
Harold Schofield	19,061	(e)	30,000		49,061	*
Richard Warzala	2,074	(e)	5,000		7,074	*
Gregory A. Woods	84,848	(f)	150,000	(g)	234,848	3.4%
David S. Smith	—		—	(h)	—	*
Michael Morawetz	10,968	(i)	5,537		16,505	*
Michael Natalizia	20,436	(j)	11,575		32,011	*
Stephen Petrarca	22,000	(k)	5,444		27,444	*
Joseph P. O’Connell	125,165	(l)	17,475		142,640	2.1%
John Jordan	—		—		—	*
All directors and executive officers of the Company as a group (15)	468,431	(m)	270,031	(n)	738,462	10.4%

*	Indicates less than 1.0%.
(a)	If applicable, beneficially owned shares include shares owned by the spouse, minor children, and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest.
(b)	Includes 1,399 shares of restricted stock and 794 shares allocated to Ms. Ondis’ ESOP account and excludes 36,000 shares of common stock held by the Albert W. Ondis Declaration of Trust, of which Ms. Ondis is a beneficiary.

(c)	Includes 1,473 shares of restricted stock.
(d)	Includes 341 shares of restricted stock.
(e)	Includes 1,399 shares of restricted stock.
(f)	Includes 2,148 shares of restricted stock, 7,603 restricted stock units vesting within 60 days of April 26, 2018, and 112 shares allocated to Mr. Woods’ ESOP account.
(g)	Excludes 75,000 shares underlying options not exercisable within 60 days of April 26, 2018.
(h)	Excludes 50,000 shares underlying options not exercisable within 60 days of April 26, 2018.
(i)	Includes 1,293 restricted stock units vesting within 60 days of April 26, 2018.
(j)	Includes 1,079 restricted stock units vesting within 60 days of April 26, 2018.
(k)	Includes 1,152 restricted stock units vesting within 60 days of April 26, 2018.
(l)	Includes 3,095 restricted stock units vesting within 60 days of April 26, 2018, and 1,718 shares allocated to Mr. O’Connell’s ESOP account.
(m)	Includes 8,159 shares of restricted stock, 14,222 restricted stock units vesting within 60 days of April 26, 2018, and 2,624 shares allocated to executive officers’ and Ms. Ondis’ ESOP accounts.
(n)	Excludes 125,000 shares underlying options not exercisable within 60 days of April 26, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the directors and executive officers of the Company and any persons who own more than ten percent of the Company’s common stock to file with the SEC various reports of beneficial ownership and changes in beneficial ownership. Based solely on a review of the copies of such reports received by the Company and certain written representations that no other reports were required, the Company believes that for the fiscal year ended January 31, 2018, all of its officers, directors and 10% beneficial owners complied with the requirements of Section 16(a), except that the following forms were filed late:

•	One Form 4 by Mr. Natalizia relating to the exercise of a stock option and sale of shares of common stock;

•	One Form 4 by Mr. Woods relating to the surrender of shares of common stock to satisfy tax withholding obligations in connection with the vesting of restricted stock; and

•	One Form 4 by each of Dr. Viets, Ms. Ondis and Messrs. Schofield, Quain, Pizzuti and MacLetchie relating to the grant of a stock option.

COMPENSATION DISCUSSION & ANALYSIS

The Compensation Committee (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and ensuring that executives and key management personnel are effectively compensated in a manner which is internally equitable. The Committee also is responsible for reviewing and establishing the compensation of directors.

Compensation Philosophy and Objectives.    The Committee’s overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain, and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for the Company’s executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors. The Committee seeks to have the long-term performance of the Company’s common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation.    The total compensation program for the Company’s executive officers consists of the following:

•	salary;

•	cash incentive and bonus awards tied to the Company’s and executive’s annual performance;

•	long-term incentive compensation, in the form of stock options, restricted stock units, and performance units; and

•	retirement and other benefits.

The Committee seeks to structure each element of compensation to attract and retain the necessary executive talent, reward annual performance and provide incentive for both long-term strategic goals as well as short-term performance. The Committee’s policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our shareholders.

Say on Pay Consideration.    In accordance with SEC rules, the Company conducted a non-binding, advisory vote on the Company’s executive compensation at its 2017 annual meeting. The Company’s shareholders voted to approve the Company’s executive compensation practices at the 2017 annual meeting by a favorable vote of approximately 97.5% of the votes cast.

Setting Executive Compensation.    The Committee is responsible for establishing and periodically reviewing the compensation of the Company’s executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and, based on these reviews, the Committee determines salary adjustments and annual awards. Mr. Woods does not participate during deliberations regarding his compensation.

Salary.    Base salaries for executive officers, other than recent hires, were established a number of years ago. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. Annual salary adjustments are made effective

April 1 of each year. Effective as of April 1, 2017, the Committee set the fiscal 2018 annual salaries for each of the Named Executive Officers other than Mr. Smith as follows:

Name	Salary
Gregory A. Woods	$381,924
Joseph P. O’Connell	$150,000	(1)
Michael Morawetz	$236,584	(2)
Stephen M. Petrarca	$174,306
Michael J. Natalizia	$175,000	(3)
John P. Jordan	$231,750

(1)	In connection with Mr. O’Connell’s appointment as interim Chief Financial Officer and Treasurer of the Company and effective as of September 1, 2017, his annual salary was increased to $257,500.
(2)	Cash compensation paid to Mr. Morawetz is paid in Euros; all amounts reported with respect to payments to Mr. Morawetz were converted to U.S. dollars at the exchange rate as of January 31, 2018, which was €1:$1.243.
(3)	Effective February 6, 2017.

In connection with his appointment as the Company’s Vice President, Chief Financial Officer, and Treasurer on January 22, 2018, Mr. Smith’s annual salary was set at $265,000.

Cash Incentive and Bonus Awards.    Annual cash incentive awards are an important component of total executive cash compensation because they reward the Company’s executives for achieving targeted, annual results and emphasize variable or “at risk” compensation. From time-to-time the Committee awards discretionary cash bonuses to the Company’s executives to reward their efforts in extraordinary circumstances.

Short-Term Incentive Plan

During late 2014, the Committee engaged Radford, an Aon Hewitt Company, to conduct an assessment of the Company’s executive compensation program, including a review of executive base salaries, short-term incentive opportunities, and long-term incentives and pay mix as compared to the competitive market. Following receipt of Radford’s report in March 2015, the Committee approved the Senior Executive Short-Term Incentive Plan (the “STIP”), which replaced the Company’s prior Domestic and International Branch Plans for the fiscal year beginning February 1, 2015. Participants in the STIP (which may include any executive officer, vice president or director level manager) are determined annually by the Committee. Awards under the STIP are earned based on achieving or exceeding annual financial objectives (“Performance Goals”). The Committee has full discretion to establish the Performance Goals for any plan year. In March 2017, the Committee established Performance Goals for fiscal year 2018 of Consolidated Revenue of $120,000,000 and Consolidated Operating Income of $9,220,000.

Annually, the Committee establishes a Target Award for each STIP participant, which may vary as to each participant and from year to year. For fiscal year 2018, the Committee established the following Target Awards for our Named Executive Officers other than Mr. Smith:

Name	Target Award ($)
Gregory A. Woods	286,443
Michael Morawetz	82,804
Stephen M. Petrarca	43,577
Michael J. Natalizia	43,750
Joseph P. O’Connell	37,500
John P. Jordan	81,113

The Committee allocated the Target Awards to the fiscal year 2018 Performance Goals as follows:

•	60% of the Target Awards were tied to achievement of the Consolidated Revenue Performance Goal; and

•	40% of the Target Awards were tied to the achievement of the Consolidated Operating Income Performance Goal.

Performance with respect to each specific Performance Goal is calculated independently to determine the amount of the award for each Performance Goal (each, an “Award Component”). The total STIP award earned by a participant for a plan year is equal to the sum of the separate Award Components determined for each Performance Goal. Each Award Component is independently adjusted by an “Adjustment Factor” as follows:

•	For the Consolidated Revenue Performance Goal:

•

If the Company’s fiscal year 2018 Consolidated Revenue exceed the Consolidated Net Sales Performance Goal, the Adjustment Factor for the Consolidated Revenue Performance Goal would be 1 plus 20% for each $1 million by which Consolidated Revenue exceeds the Consolidated Revenue Performance Goal, up to a maximum bonus of 250% of the Target Award tied achievement of the Consolidated Revenue Performance Goal. For example, if actual fiscal year 2018 Consolidated Revenue exceeds the Consolidated Revenue Performance Goal by $2 million, the Adjustment Factor for that Award Component would be increased by 40% to 1.4.

•

If the Company’s fiscal year 2018 Consolidated Revenue are less than the Consolidated Revenue Performance Goal, the Adjustment Factor is 1 minus 20% for each $1 million by which Consolidated Revenue is less than the Consolidated Revenue Performance Goal. For example, if actual fiscal year 2018 Consolidated Revenue is $2 million less than the Consolidated Revenue Performance Goal, the Adjustment Factor for that Award Component would be reduced by 40% to 60.

•	For the Consolidated Operating Income Performance Goal:

•

If the Company’s fiscal year 2018 Consolidated Operating Income exceeds the Consolidated Operating Income Performance Goal, the Adjustment Factor for the Consolidated Operating Income Performance Goal would be 1 plus 10% for each 1.757% by which Consolidated Operating Income exceeds the Consolidated Operating Income Performance Goal, up to a maximum bonus of 250% of the Target Award tied achievement of the Consolidated Operating Income Performance Goal. For

example, if actual fiscal year 2018 Consolidated Operating Income exceeds the Consolidated Operating Income Performance Goal by 1.757%, the Adjustment Factor for that Award Component would be increased by 10% to 1.10.

•

If the Company’s fiscal year 2018 Consolidated Operating Income is less than the Consolidated Operating Income Performance Goal, the Adjustment Factor for the Consolidated Operating Income Performance Goal would be 1 minus 10% for each 1.757% by which Consolidated Operating Income is less than the Consolidated Operating Income Performance Goal. For example, if actual fiscal year 2018 Consolidated Operating Income is 1.757% less than the Consolidated Operating Income Performance Goal, the Adjustment Factor for that Award Component would be decreased by 10% to 0.9.

Any Adjustment Factor relating to the Consolidated Revenue Performance Goal or the Consolidated Operating Income Performance Goal will be subject to linear interpolation to reflect achievements between $1 million or 1.757%, respectively.

A participant’s STIP award is subject to the following limitations:

•	Aggregate awards under the STIP in any year may not exceed 15% of the Company’s Consolidated Operating Income for that year determined without deduction for the STIP awards.

•	Adequate reserves for awards must be accrued when determining whether a Performance Goal based upon operating income has been achieved.

Based on the Company’s results for fiscal year 2018, the Award Components were as follows:

Performance Goal	Target ($)	Actual Performance ($)	Adjustment Factor
Consolidated Net Sales	120,000,000	113,401,000	—
Consolidated Operating Income	9,220,000	5,412,000	—

The amount of a participant’s award under the STIP, if any, will be credited to a book account maintained by the Company (the “Award Bank”). The resultant balance in the participant’s account after crediting the amount of award (the “Bank Balance”) would then be used to determine the participant’s Payout Amount for the plan year.

The “Payout Amount” is equal to the sum of (i) the lesser of (A) the participant’s actual award for the plan year or (B) the participant’s Target Award for the plan year (“Base Award”) plus (ii) 30% of the participant’s Bank Balance (after deduction of the amount of the Base Award). Thus, only 30% of the amount in excess of the Target Award would be paid out currently and 70% of such excess would be “banked” and paid out in subsequent years in accordance with the foregoing formula, provided the participant remains employed with the Company.

For example, if a participant’s Target Award for Year 1 is $45,000 but the actual award is $55,000, then the Payout Amount for such year would be $48,000 ($45,000 + [30% × $10,000]) and the Bank Balance remaining after the payout would be $7,000. If the participant’s Target Award for Year 2 is $47,000 and the actual award is $45,000, then the Payout Amount for such year would be $47,100 ($45,000 + [30% × $7,000]) and the Bank Balance remaining after the payout would be $4,900.

If a participant’s employment with the Company is terminated for any reason other than death, disability or retirement, then the participant will forfeit any interest in his Bank Balance. A participant’s Bank Balance will vest in full and become immediately payable in the event of termination of a participant’s employment with the Company due to the participant’s death, disability or retirement. A participant’s Bank Balance will also vest in full and become payable upon a change in control of the Company.

Our Named Executive Officers did not receive awards under the STIP for fiscal year 2018.

Long-Term Incentive Compensation.    Total compensation at the executive level also includes long-term incentive awards granted under the Company’s 2007 Equity Incentive Plan and 2015 Equity Incentive Plan. The objectives of the equity incentive program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and total shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in the Company’s common stock. Prior to fiscal year 2013, all equity awards were in the form of stock options, which were generally granted in March of each year at an exercise price equal to the market price on the date of grant. Since 2004, all options granted to employees vest in four equal annual installments commencing on the first anniversary of the date of grant. Under the Company’s 2007 Equity Incentive Plan and 2015 Equity Incentive Plan, the Committee may also make equity awards in the form of restricted stock, restricted units, and performance units in addition to stock options.

In fiscal year 2016, the Committee adopted its 2015 Long Term Equity Incentive Program, or the 2015 LTIP. Under the terms of the 2015 LTIP, the Committee granted restricted stock units to the Company’s executive officers, which included each of the Named Executive Officers other than Messrs. Smith and Jordan. A portion of the awards issued to each officer were time-based awards, which vest in four equal annual installments commencing on the first anniversary of the date of grant. The remaining awards may be earned based upon the increase in revenue, if any, achieved in each of the fiscal years 2016, 2017, and 2018 in relation to the Company’s three-year revenue increase goal. To the extent that the Committee determines that revenue growth in a fiscal year was achieved due to organic growth, any restricted stock units earned as a result will immediately vest, while restricted stock units earned as a result of revenue growth resulting from acquisitions will vest in three equal annual installments commencing on the first anniversary of the date the Committee determines that the performance goal was achieved. Any performance based restricted stock units that are not earned at the end of the three-year performance period will be forfeited. In March 2017, the Committee determined that approximately 6.1% of the performance based restricted stock units had been earned based on fiscal year 2017 revenue growth, all of which was attributable to organic growth. No performance based awards under the 2015 LTIP were earned based on fiscal year 2017 net sales growth resulting from acquisitions. In March 2018, the Committee determined that approximately 24.2% of the performance based restricted stock units had been earned based on fiscal year 2018 revenue growth, approximately 82% of which was attributable to growth resulting from acquisitions.

Gregory A. Woods joined the Company as Chief Operating Officer in September 2012 and became Chief Executive Officer on February 1, 2014, upon Everett V. Pizzuti’s retirement. In November 2014, the Company entered into an Equity Incentive Award Agreement with Mr. Woods (the “Equity Agreement”), which provides for grants of equity awards to Mr. Woods that are intended to enhance his equity ownership, create stronger alignment with shareholder interests, and reward him for driving the long-term growth and profitability of the

Company. The Equity Agreement provided that in each of 2015, 2016, and 2017, the Company would grant to Mr. Woods the following equity awards:

•

an option for 50,000 shares (subject to adjustment in the event of any stock splits, stock dividends or similar changes in capital structure), each with an exercise price equal to the fair market value of the Company’s common stock as of the grant date of such option; and

•

a restricted stock award with a value equal to the amount (if any) by which the exercise price of such year’s option exceeds $13.80, multiplied by the number of shares covered by the option granted in such year (initially 50,000, subject to adjustment in the event of any stock splits, stock dividends or similar changes in capital structure).

Each option and restricted stock award under the Equity Agreement will vest in four equal annual installments commencing on the first anniversary of the grant date for each such award, and all options and restricted stock will vest upon a change in control of the Company. The Equity Agreement provides that, in the event there is a change in control of the Company prior to June 1, 2018, the Company will pay Mr. Woods an amount equal to (i) the positive difference (if any) between the fair market value of the Company’s common stock as of the date of the change in control and $13.80 multiplied by (ii) the number of options which the Company remains obligated to grant under the Equity Agreement.

In connection with his appointment as the Company’s Vice President, Chief Financial Officer, and Treasurer effective January 22, 2018, Mr. Smith was granted an option to purchase 50,000 shares of the Company’s common stock and 15,000 restricted stock units, each subject to vesting in four equal annual installments commencing on January 22, 2019.

Share Ownership and Retention Guidelines.    The Committee believes that senior management should have a meaningful equity interest in the Company. In order to promote equity ownership and further align the interests of management with our shareholders, the Committee has adopted share ownership and retention guidelines for our executives. These guidelines are based upon the market value of our common stock as a multiple of such officer’s base pay. The multiple is 3 times base salary for the CEO, 2 times base salary for the Chief Financial Officer and 1.25 times base salary for the other executive officers. Under these guidelines, an executive is expected to achieve the ownership level within five years from the later of April 1, 2015 or initial appointment as an executive officer. Executives are expected to retain at least 50% of all shares acquired on vesting of restricted stock and 50% of all shares acquired on exercise of any stock option or vesting (net of any shares tendered or withheld for payment of taxes) until they achieve the specified ownership level and thereafter maintain such ownership level.

Retirement and Other Benefits.    In order to attract and retain key executives, the Company offers retirement benefits through a Profit-Sharing Plan for employees, including its executive officers.

Profit Sharing Plan. The Company maintains a Profit Sharing Plan that is a qualified plan under Section 401(k) of the Internal Revenue Code, which provides retirement benefits to substantially all the Company’s employees. Each eligible employee shares in contributions on the basis of relative (limited to $18,000 in 2017) compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions. The Company makes matching contributions equal to 50% of the first seven percent of compensation contributed. The deferrals are made within the limits prescribed by Section 401(k). The Profit Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately.

Employee Stock Ownership Plan. The Company also has an Employee Stock Ownership Plan (“ESOP”) which provides retirement benefits to substantially all of its employees. Contributions in such amounts as the Board may annually determine are allocated among eligible employees on the basis of relative (limited to $100,000) compensation. Participants are 100% vested in any and all allocations. Contributions, which may be in cash or stock, are invested by the Plan’s trustee in shares of common stock of the Company. During fiscal year 2017, the Board of Directors authorized the termination of the ESOP.

Perquisites. In addition to the benefits described above, the Company provides automobile allowances to certain of its executive officers and a housing allowance to one of its Named Executive Officers. The amount of any automobile or housing allowance granted to our Named Executive Officers is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Change in Control Agreement. In November, 2014, the Company entered into a Change in Control Agreement (the “CIC Agreement”) with Mr. Woods. The CIC Agreement provides for the payment of severance benefits upon a change in control of the Company if Mr. Woods’ employment is terminated by the Company without cause or by Mr. Woods for good reason within the period (the “CIC Period”) beginning on the earlier of (i) 180 days prior to the occurrence of the change in control and (ii) the announcement of a transaction expected to result in a change in control, and ending on the second anniversary of the occurrence of a change in control. Severance payments to Mr. Woods include (i) payment of one and one-half times the sum of (A) his annual salary and (B) the greater of the amount of his target bonus for the fiscal year in progress or the highest annual bonus paid to him in the prior three years (collectively, “base compensation”), (ii) immediate vesting of all unvested stock options and restricted stock awards, (iii) continued health coverage for 18 months or until he receives benefits from another employer, if earlier, and (iv) reimbursement for outplacement services in an amount not to exceed 17% of his base compensation. If any payment or benefit under the CIC Agreement or under any other plan or agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and if Mr. Woods would be in a better after-tax position by reducing the such payments or benefits, the amounts payable under the CIC Agreement will be reduced to the extent necessary to avoid the excise tax payable under Section 280G.

Employment Agreements and Severance Benefits. In November 2014, in order to comply with certain legal requirements, the Company entered into an Employment Agreement with Michael Morawetz, Vice President-International Branches, as the general manager of its German subsidiary. The employment agreement can be terminated on six months’ notice and provides that in the event of the termination of his employment by the Company without cause, Mr. Morawetz will receive severance equal to one month’s salary for each year of his employment. Other than the contract with Mr. Morawetz, we have no employment agreements with any of our executive officers. Except for the Morawetz Employment Agreement and the CIC Agreement with Mr. Woods, we generally do not provide any severance benefits to our executives other than those provided to all employees. Severance benefits will vary based upon salary levels and length of service.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based on these reviews and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion & Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018 for filing with the SEC through incorporation by reference of this Proxy Statement.

Compensation Committee:

Mitchell I. Quain (Chairman)

Harold Schofield

Richard Warzala

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its Chief Executive Officer (“CEO”), its Chief Financial Officer (“CFO”), its former CFOs, and its three most highly compensated executive officers other than the CEO, CFO, and former CFOs for the fiscal year ended January 31, 2018 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)		Total ($)
Gregory A. Woods	2018	387,344	—	252,742	—	63,138	(d)	703,224
President and CEO	2017	368,930	60,490	143,175	13,905	69,952		656,452
	2016	342,346	1,488,544	121,324	150,626	55,631		2,158,471

David S. Smith	2018	10,092	207,000	277,501	—	1,108	(e)	495,701
Vice President, CFO, and Treasurer

John P. Jordan	2018	136,990	—	—	—	36,642	(f)	171,632
Former Vice President, CFO, and Treasurer	2017	112,500	—	18,345	5,000	6,722		142,567

Joseph P. O’Connell	2018	194,453	—	—	—	31,586	(g)	226,039
Former Interim CFO	2017	191,254	—	—	3,825	60,792		255,871
	2016	247,668	398,725	—	57,461	39,913		743,767

Michael Morawetz	2018	233,477	—	—	—	15,414	(h)	248,891	(i)
Vice President –	2017	183,837	—	—	3,292	14,566		201,695
EMEA	2016	179,084	185,067	—	34,318	14,952		413,421

Stephen M. Petrarca	2018	176,125	—	—	—	12,014	(j)	188,139
Vice President – Operations	2017	168,377	—	—	2,115	24,192		194,684
Michael J. Natalizia	2018	178,049	—	—	—	9,784	(k)	187,833
Vice President and Chief Technology Officer	2017	157,717	—	—	1,982	21,409		181,108

(a)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for restricted stock units and restricted stock awards granted to the Named Executive Officers. Under FASB ASC Topic 718, the grant date fair value of each restricted stock unit and restricted stock award is equal to the closing price of our common stock on the grant date.
(b)	The amounts reflect the aggregate fair value of the awards on the grant date under FASB ASC Topic 718 for stock options granted to the Named Executive Officers. Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended January 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2018.

(c)	Except with respect to Mr. Jordan, reflects cash awards under the Company’s Senior Executive Short-Term Incentive Plan which is discussed in further detail under the heading “Compensation Discussion and Analysis” above. With respect to Mr. Jordan, reflects amount paid to Mr. Jordan as an incentive bonus on the one-month anniversary of this appointment as the Company’s Vice President, CFO and Treasurer.
(d)	Includes pay-out of unused vacation of $27,543, automobile allowance of $25,850, and an employer match under the Profit Sharing Plan of $9,745.
(e)	Represents housing allowance.
(f)	Includes pay-out of unused vacation of $3,192, automobile allowance of $7,154, an employer match under the Profit Sharing Plan of $5,696, and a housing allowance of $18,600.
(g)	Includes pay-out of unused vacation of $5,769, automobile allowance of $18,675, and an employer match under the Profit Sharing Plan of $7,142.
(h)	Represents automobile allowance.
(i)	Payments are made to Mr. Morawetz’s in the euro currency and was converted to U.S. dollars at the exchange rate as of January 31, 2018, which was €1:$1.243.
(j)	Includes pay-out of unused vacation of $6,251 and an employer match under the Profit Sharing Plan of $5,763.
(k)	Includes pay-out of unused vacation of $3,365 and an employer match under the Profit Sharing Plan of $6,419.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2018.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(a)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory A. Woods	25,000	—	7.9100	9/4/22
	37,500	12,500	13.8000	5/22/24
	25,000	25,000	13.9500	3/16/25
	12,500	37,500	15.0100	3/14/26
	—	50,000	12.8500	3/13/27
					18,798	(b)	253,773	62,744	847,044
David S. Smith	—	50,000	13.8000	1/22/28
					15,000		202,500
John P. Jordan	—	—	—	—

Joseph P. O’Connell	4,800	—	7.3600	3/15/20
	5,175	—	8.3500	3/29/22
	5,625	1,875	14.2000	3/17/24
					6,253	(d)	84,416	13,386	180,711
Michael Morawetz	837	—	8.3500	3/29/22
	3,525	1,175	14.2000	3/17/24
					2,618	(e)	35,357	6,693	90,356
Stephen M. Petrarca	844	—	8.3500	3/29/22
	3,450	1,150	14.2000	3/17/24
					2,337	(f)	31,550	6,693	90,356
Michael J. Natalizia	1,000	—	8.9500	4/1/18
	1,000	—	6.2200	3/18/19
	1,000	—	7.3600	3/15/20
	1,000	—	7.9500	3/14/21
	3,575	—	8.3500	3/29/22
	3,750	1,250	14.2000	3/17/24
					2,190	(g)	29,565	6,693	90,356

(a)	Options vest in four equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).
(b)	Consists of (i) 134 shares of restricted stock that vested on March 16, 2018; (ii) 134 shares of restricted stock that will vest on March 16, 2019; (iii) 15,207 restricted stock units that will vest in equal tranches on May 20, 2018 and 2019; (iv) 1,008 shares of restricted stock that vested on March 14, 2018; (v) 2,014 shares of restricted stock that will vest in equal tranches on March 14, 2019 and 2020; (vi) 150 restricted stock units that vested on March 14, 2018; and (vii) 151 restricted stock units that will vest on March 14, 2019.
(c)

Includes performance-based restricted stock units held by the Named Executive Officers, which may be earned based upon the increase in net sales, if any, achieved in each of fiscal years 2016, 2017, and 2018 relative to a three-year net sales increase goal. Shares earned based on organic revenue growth are fully vested when earned, while those earned based on revenue growth via acquisitions will vest annually over a three-year period following the fiscal year in which the revenue growth occurs. On March 12, 2018, the Compensation Committee determined that a portion of the shares were earned by the Named Executive Officers based upon organic revenue growth.

The total number of these performance-based restricted stock units held by each Named Executive Officer as of January 31, 2018 and the number of shares earned based on fiscal year 2018 net sales are as follows:

Name	Performance-based Restricted Stock Units held as of January 31, 2018	Shares Earned based on Organic Revenue Growth during Fiscal 2018
Mr. Woods	62,744	3,267
Mr. Smith	—	—
Mr. Jordan	—	—
Mr. O’Connell	13,386	697
Mr. Morawetz	6,693	348
Mr. Petrarca	6,693	348
Mr. Natalizia	6,693	348

(d)	Consists of (i) 6,189 restricted stock units that will vest in two equal tranches on May 20, 2018 and 2019; (ii) 32 restricted stock units that vested on March 14, 2018; and (iii) 32 restricted stock units that will vest on March 14, 2019.
(e)	Consists of (i) 2,586 restricted stock units that will vest in two equal tranches on May 20, 2018 and 2019; (ii) 16 restricted stock units that vested on March 14, 2018; and (iii) 16 restricted stock units that will vest on March 14, 2019.
(f)	Consists of (i) 2,305 restricted stock units that will vest in two equal tranches on May 20, 2018 and 2019; (ii) 16 restricted stock units that vested on March 14, 2018; and (iii) 16 restricted stock units that will vest on March 14, 2019.
(g)	Consists of (i) 2,158 restricted stock units that will vest in two equal tranches on May 20, 2018 and 2019; (ii) 16 restricted stock units that vested on March 14, 2018; and (iii) 16 restricted stock units that will vest on March 14, 2019.

Grants of Plan-Based Awards

The following table provides information on all plan-based awards by the Company for the fiscal year ended January 31, 2018 to each Named Executive Officer.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(c)
		Threshold ($)(a)(b)	Target ($)(a)	Maximum ($)(a)
Gregory A. Woods	3/13/2017		286,443	716,108			50,000	(d)	12.85	252,742
David S. Smith			—	—	15,000	(e)				207,000
							50,000	(f)	13.80	277,501
John P. Jordan			81,113	202,781
Joseph P. O’Connell			37,500	93,750
Michael Morawetz			82,805	207,011
Stephen M. Petrarca			43,577	108,941
Michael J. Natalizia			43,750	109,375

(a)	Other than with respect to Messrs. Jordan and Smith, represents awards under the Company’s Short-Term Incentive Plan. See “Compensation Discussion & Analysis – Short-Term Incentive Plan” for additional information regarding the Short-Term Incentive Plan.
(b)	The Company’s Short-Term Incentive Plan does not provide for any threshold payment amount for amounts that may be earned with respect to the Consolidated Revenue Goal or 2018 Consolidated Operating Income Goal.
(c)	The grant date fair value of each restricted stock unit and restricted stock award is equal to the closing price of our common stock on the grant date. The assumptions used in the calculation of the grant date fair value of option awards are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended January 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2018.
(d)	Consists of an option award issued pursuant to the Company’s 2007 Equity Incentive Plan, which will vest in four equal annual installments commencing on the first anniversary of the grant date.
(e)	Consists of a restricted stock unit award issued pursuant to the Company’s 2015 Equity Incentive Plan, which will vest in four equal annual installments commencing on the first anniversary of the grant date.
(f)	Consists of an option award issued pursuant to the Company’s 2015 Equity Incentive Plan, which will vest in four equal annual installments commencing on the first anniversary of the grant date.

Option Exercises and Stock Vested

The following table provides information on all exercises of options by the Named Executive Officers and vesting of restricted stock awards during the fiscal year ended January 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(a)
Gregory A. Woods	—	—	13,501	183,897
David S. Smith	—	—	—	—
John P. Jordan	—	—	—	—
Joseph P. O’Connell	10,000	34,050	4,109	56,693
Michael Morawetz	3,500	11,393	1,800	24,758
Stephen M. Petrarca	6,500	19,902	1,659	22,770
Michael J. Natalizia	1,600	4,574	1,586	21,741

(a)	The amounts shown are calculated based on the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares or restricted stock units that vested.

Potential Payments upon Termination or Change-in-Control

The following table provides information regarding the estimated amounts payable to Mr. Woods pursuant to the CIC Agreement and Mr. Morawetz pursuant to his employment agreement with the Company, in each case assuming that the trigger event occurred on January 31, 2018, the last day of the Company’s most recently completed fiscal year. The amounts shown as payable upon the triggering events described do not include amounts earned by the individual and accrued before the occurrence of the triggering event but payable after the triggering event, such as accrued and unpaid salary or the value of accrued but unused paid-time-off.

Name and Trigger Event	Cash ($)	Equity ($)		Perquisites/ Benefits ($)		Total ($)
Gregory A. Woods	1,002,551	1,133,317	(a)	160,784	(b)	2,296,652
Termination of Mr. Woods’ employment during the CIC Period by the Company without cause or by Mr. Woods for good reason
Michael Morawetz	666,026	—		—		666,026
Termination of Mr. Morawetz’s employment by the Company without cause

(a)	Represents the value attributable to the acceleration of vesting of (i) in-the-money options to purchase 50,000 shares of common stock, which is equal to the difference between the applicable option exercise price and the closing price of the Company’s common stock as reported by the NASDAQ Global Market on January 31, 2018, multiplied by the number of shares underlying the options, and (ii) 81,542 restricted stock awards and units, which is equal to the closing sale price of the Company’s common stock on January 31, 2018, multiplied by the number of restricted stock awards and units for which vesting would be accelerated.
(b)	Value represents $47,162 attributable to the cost of continuing health benefits and $113,622 in costs for outplacement services.

Risk Related to Compensation Policies

The Company’s compensation policies and practices for its employees, including its executive compensation program described in Compensation Discussion and Analysis, aim to provide a risk-balanced compensation package which is competitive in our market sectors and relevant to the individual executive. Pursuant to STIP and LTIP, the Company expects to continue to award to certain executives and employees, upon satisfaction of applicable performance conditions and subject to future approval and grant by the Compensation Committee, equity and cash-based awards. Because the STIP and LTIP provide for a blend of short-term and long-term goals, and include substantial vesting features, the Company believes that the structure of its compensation plans discourages short-term risk taking and aligns the interest of its executives and managers with those of its shareholders. The Company does not believe that risks arising from these practices, or its compensation policies and practices considered as a whole, are reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO DISCLOSURE

In accordance with SEC guidelines, the Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2018 to that of the median employee for the same period. We selected December 31, 2017 as the date on which to determine our median employee. As of that date, we had approximately 356 employees worldwide, of which approximately 280 employees were located in the United States and U.S. territories.

In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required by SEC rules. This calculation is the same calculation used to determine total compensation for purposes of the 2018 Summary Compensation Table with respect to each of the named executive officers.

Based on the foregoing, for our 2018 fiscal year:

•	The median of the annual total compensation of all of our employees, other than our CEO, was $51,991.

•	Our CEO’s annual total compensation, as reported in the Total column of the 2018 Summary Compensation Table, was $703,224.

•	Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is approximately 13.5 to 1.

RELATED PARTY TRANSACTIONS

Potential conflicts of interest and related party transactions are referred by the Board to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

Other than as described below, no officer, director or nominee for director of the Company or any associate of any of the foregoing had during the fiscal year ended January 31, 2018 any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

During the fiscal year ended January 31, 2018, the Company employed Christopher Pizzuti, a son of Everett V. Pizzuti, as a Product Identification Field Sales Engineer. The aggregate amount of compensation paid by the Company to Christopher Pizzuti during fiscal year 2018 was $122,050, consisting of $113,013 in salary and sales commissions, an automobile allowance of $7,644, a vacation payout of $800, and a matching contribution to his Profit Sharing Plan account of $593.

On May 1, 2017, the Company entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the trust established by Albert W. Ondis by Declaration of Trust dated December 4, 2003, as amended (the “Trust”) to repurchase 826,305 shares of the Company’s common stock held by the Trust at a per share price of $13.60, for an aggregate repurchase price of $11,237,748.00 (the “Stock Repurchase”). The Stock Repurchase was consummated on May 2, 2017 and was funded using existing cash on hand. The Company has been informed that, following the Stock Repurchase, the Trust owns 36,000 shares of the Company’s common stock.

April L. Ondis, a director of the Company, is a beneficiary of the Trust. The Stock Repurchase was authorized and approved by the Company’s Audit Committee as a related party transaction. Prior to entering into the Stock Repurchase Agreement, the Company obtained an opinion from an independent investment banking firm that the consideration to be paid by the Company to the Trust pursuant to the Stock Repurchase Agreement would be fair to the public stockholders of the Company, other than the Trust, from a financial point of view.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the Company’s equity compensation plans as of January 31, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	912,690	(1)	$12.52	(2)	54,916	(3)
Equity Compensation Plans Not Approved by Shareholders	—		—		—

Total	912,690	(1)	$12.52	(2)	54,916

(1)	Includes 554,870 shares issuable upon exercise of outstanding options granted under the Company’s 2007 Equity Incentive Plan; and 190,400 shares issuable upon exercise of outstanding options granted and 167,420 restricted stock units outstanding under the Company’s 2015 Equity Incentive Plan. Refer to footnote 13 to the Company’s audited financial statements for the fiscal year ended January 31, 2018 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2018 for further discussion.
(2)	Does not include restricted stock units.
(3)	Represents 15,709 shares available for grant under the 2015 Equity Incentive Plan and 39,207 shares available for issuance under the Company’s Employee Stock Purchase Plan. This balance does not include 9,927 shares issued pursuant to outstanding unvested restricted stock awards which are subject to forfeiture.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(2) of the Exchange Act, the Board is providing shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation at the annual meeting through the following resolution:

“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

The Board believes that the Company’s compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of shareholders. These policies and procedures balance short-term and longer-term compensation opportunities to assure that the Company meets short-term objectives while continuing to produce value for our shareholders over the long term.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting. This vote will not be binding on or overrule any decisions by the Board or any committee thereof, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of the Company’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends a vote “FOR” approval of the Company’s executive compensation, as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding Named Executive Officer compensation (together with accompanying narrative disclosure) in this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Wolf & Company, P.C., to review and discuss the January 31, 2018 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Wolf & Company, P.C. the matters required by Auditing Standard No. 16 (Communication with Audit Committees) issued by the Public Company Accounting Board. The Audit Committee also received from Wolf & Company, P.C. the written disclosures and the letter from Wolf & Company, P.C. pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence from the Company.

The Audit Committee received the information concerning the fees of Wolf & Company, P.C. for the year ended January 31, 2018 set forth below under “Independent Accountant Fees and Services.” When applicable, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants. Wolf & Company, P.C. did not provide any non-audit services during the fiscal year ended January 31, 2018.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2018, to be filed with the SEC.

Audit Committee:

Harold Schofield

Mitchell I. Quain

PROPOSAL NO. 3

APPROVAL OF THE COMPANY’S 2018 EQUITY INCENTIVE PLAN

The Company is requesting shareholder approval of the AstroNova, Inc. 2018 Equity Incentive Plan, or the 2018 Plan, which was approved by the Board, subject to shareholder approval, on April 30, 2018.

The Board believes that the use of long-term, equity-based compensation as a component of our senior corporate leaders’, practice leaders’ and other key revenue generators’ total compensation aligns the interests of our management team with the interests of our shareholders and creates substantial incentives for our management team to achieve our long-term goals. The Board has reviewed a range of projections for future equity awards, which indicates that the current number of shares of common stock issuable under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), the only plan pursuant to which the Company currently grants equity-based compensation awards, will be insufficient for maintaining equity awards as a core component of our long-term incentive program. As of May 3, 2018, the number of shares still available for issuance under the 2015 Plan was 59,284. For fiscal years 2018, 2017, and 2016, the Company’s burn rate, which measures the usage of shares under the Company’s equity incentive plans, was 2.6%, 1.5%, and 4.7%, respectively, resulting in an average burn rate over that period of 2.9%. We calculate burn rate by dividing the number of shares subject to awards granted during each fiscal year, net of forfeitures and cancellations, by the weighted average number of shares outstanding during that fiscal year. We believe that our three-year average annual burn rate of 2.9% is well within the range considered reasonable under the proxy policies of most institutional shareholders.

We believe that if our shareholders do not adopt the 2018 Plan, our ability to attract, retain, and motivate our senior corporate leaders, practice leaders and other key revenue generators could be impaired because we will not have a sufficient number of shares to make appropriate grants to them under our long-term incentive program.

If the 2018 Plan is approved by the Company’s shareholders, the Company will not grant new equity awards pursuant to the 2015 Plan. The total number of shares of our common stock issuable under the 2018 Plan will be 650,000, plus an additional number of shares (not to exceed 821,637) subject to outstanding awards under the 2015 Plan that are forfeited, cancelled, reacquired by us or terminated in the future and that, had they been issued under the 2018 Plan, would have been available for future grants.

The Board recommends that our shareholders approve the 2018 Equity Incentive Plan, so that we can continue to provide equity awards pursuant to our long-term incentive program and thereby continue to attract and retain talented personnel. Approval of the 2018 Equity Incentive Plan requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting.

Description of the 2018 Equity Incentive Plan

The following is a brief summary of the material features of the 2018 Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the 2018 Plan, a copy of which is attached to this proxy statement as Appendix A.

Purpose.    The 2018 Plan is intended to promote the best interests of the Company and its shareholders and is designed to attract, retain and motivate executives, other key employees, directors and certain other individuals providing services to the Company by providing them with the opportunity to enhance their own financial interest through acquisition of stock in the Company and participation in the long-term growth and financial success of the Company, thereby strengthening the financial relationship between these individuals and shareholders.

Authorized Shares.    The maximum number of shares of common stock of the Company authorized for issuance under the 2018 Plan is 650,000, subject to adjustment for changes to our capital structure as provided in the 2018 Plan. Shares of stock will not be deemed issued pursuant to the 2018 Plan to the extent an award is settled in cash in lieu of stock. Shares subject to awards issued under the 2018 Plan or awards outstanding under the 2015 Plan as of the date the 2018 Plan is approved by shareholders that are forfeited, canceled, satisfied without the issuance of stock, otherwise terminated, or, for shares of stock issued pursuant to any unvested award, reacquired by the Company at not more than the grantee’s purchase price (other than by exercise) will be “added back” and become available for future awards. Shares tendered or withheld in satisfaction of the exercise price of an option or withheld in satisfaction of tax withholding obligations will not be “added back” or otherwise increase the number of shares available for grant under the 2018 Plan. Shares issued under the 2018 Plan may be of original issuance, treasury shares or other shares, or a combination of the foregoing.

Shares of common stock issued as substitution awards in connection with the Company’s merger with or acquisition of another company will not decrease the number of shares available for grant under the 2018 Plan, but shares of common stock subject to substitution awards will not be available for further awards under the 2018 Plan if the substitution awards are forfeited, expire or are settled in cash. The Company may use shares under a pre-existing, shareholder approved plan of a company acquired by the Company for awards under the 2018 Plan, which shares will not decrease the number of shares available for grant under the 2018 Plan, but such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of the Company or any subsidiary prior to such acquisition.

Administration.    The 2018 Plan is administered by the Committee. The Committee may delegate to the CEO the right to grant awards to employees who are not directors or executive officers of the Company. The Committee is authorized to interpret the 2018 Plan and related agreements and documents and to take various other actions with respect thereto.

Eligibility.    Awards under the 2018 Plan may be granted to executive officers and other employees of the Company and its subsidiaries and the Company’s non-employee directors. In addition, the Committee may select certain consultants and advisers to the Company or its subsidiaries to receive awards under the 2018 Plan. Incentive stock options may be granted only to individuals who, as of the time of grant, are employees of the Company or its subsidiaries. The 2018 Plan’s eligibility criteria are intended to encompass a group which is currently estimated at approximately 360 individuals, which includes 5 non-employee directors and 5 executive officers. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants.

Available Awards.    The 2018 Plan allows for a range of equity-based compensation, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards. Each type of award is described below under “Types of Awards Authorized Under the 2018 Plan.” Each award granted under the 2018 Plan will be evidenced by an award agreement containing such terms and provisions, consistent with the 2018 Plan, as the Committee may approve.

Limit on Director Awards.    The 2018 Plan provides that the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single fiscal year, excluding awards to a director as all or a portion of Board or committee retainers or meeting fees or pursuant to any election by a Director to receive an Award in lieu of all or a portion of any cash retainers or meeting fees, shall not exceed $100,000.

Minimum Vesting Requirements.    Awards granted to employees under the 2018 Plan (other than substitute awards in connection with an acquisition) may not vest or otherwise become exercisable earlier than one year following the date of grant, subject to accelerated vesting in the Committee’s discretion in the event of the death or Disability (as defined in the 2018 Plan) of the participant, special circumstances determined by the Committee, or a Change in Control (as defined in the 2018 Plan). The foregoing vesting restrictions do not apply to grants of up to 5% of the number of shares of the Company’s common stock available for awards on the effective date of the 2018 Plan or to awards granted to non-employee directors or consultants.

Repricing Prohibited.    The Committee may not authorize the amendment of an outstanding option or SAR that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the shares, without the approval of the Company’s shareholders. However, appropriate adjustments may be made in connection with corporate transactions and capital restructurings and as necessary to comply with applicable law.

Clawback.    The 2018 Plan provides that award agreements issued under it may provide for the cancellation or clawback of certain awards or a portion of the realized gain if, prior to a change in control of the Company, there is an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws which reduces the amount of the awards that would have been paid or vested had the financial results been properly reported or if the Company is otherwise required by applicable law or Company policy to recoup any such amounts.

Types of Awards Authorized Under the 2018 Plan.    The following types of awards may be granted under the 2018 Plan:

Stock Options. Stock options may be granted that entitle the optionee to purchase shares of Company common stock at a price not less than fair market value per share as of the date of grant (except for substitution awards) at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as the Committee may determine. The maximum term for stock options is 10 years. However, incentive stock options (“ISOs”) granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock must have an exercise price that is not less than 110% of the fair market value of Company common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. Stock options may be granted as ISOs, nonstatutory stock options, or combinations of the foregoing. If the fair market value of the shares underlying the awards (measured on the date incentive stock options are granted) that first becomes exercisable in a calendar year is greater than the maximum allowed under the Code, the portion of such options which exceeds such amount will be treated as nonstatutory stock options.

The 2018 Plan provides that the option exercise price may be paid (i) in cash, by check, or in cash equivalent, (ii) by tender of Company’s common stock owned by the participant having a fair market value not less than the exercise price , (iii) with the consent of the Committee, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, or (iv) pursuant to a “net exercise” arrangement as permitted by the Committee whereby the participant directs the Company to deduct from the shares of stock issuable upon exercise of an option a number of shares having an aggregate fair market value equal to the sum of the total exercise price of such option and/or the amount of the participant’s minimum tax withholding. Payment of an option exercise price may also be made by such other lawful consideration as approved by the Committee or by any combination of the foregoing.

In the event that on the last business day of the term of a nonstatutory option (i) the exercise of the option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of that nonstatutory option will be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement in each case to the extent any such extension does not constitute the extension of a stock right under Section 409A of the Code.

Stock options are nontransferable by the participant, other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, the Committee may provide in the option award agreement or may agree in writing that a participant may transfer a nonstatutory stock option, without consideration, to members of the participant’s immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing to be bound by all of the terms and conditions of the 2018 Plan and the applicable option award agreement.

Stock Appreciation Rights. A SAR gives a participant the right to receive the appreciation in the fair market value of the Company’s common stock between the date of grant of the award and the date of its exercise. SARs may become exercisable at such time or times, or upon such event or events, and subject to such terms, conditions performance criteria and restrictions as the Committee may determine. The Company may pay the appreciation either in cash or in the Company’s common stock. The maximum term of any SAR granted under the 2018 Plan is ten years.

Restricted Stock Awards. A grant of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specified number of restricted shares of its common stock at a purchase price, if any, established by the Committee. Shares subject to a Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction such service requirements, conditions, restrictions or performance criteria as the Committee may determine. The participant is entitled immediately to voting and other ownership rights in such shares, subject to the rules with respect to dividends set forth below.

Restricted Stock Units. An RSU represents a right to receive common stock of the Company at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of RSUs or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive cash dividends with respect to RSUs until shares of common stock are issued in settlement of such awards. However, subject to the restrictions discussed below under the heading “Dividends,” the Committee may grant RSUs that entitle their holders to receive dividend equivalents, which are rights to receive additional RSUs for a number of shares whose value is equal to any cash dividends paid by the Company.

Other Stock-Based Awards. The Committee may, in its discretion, grant to eligible employees other stock-based awards, as deemed by the Committee to be consistent with the purposes of the 2018 Plan. Any such awards will be subject to the minimum vesting requirements described above.

Dividends.    No recipient of an award of options or stock appreciation rights will have the right to receive dividends or dividend equivalents with respect to such an award. Dividends or dividend equivalents credited, paid to or payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and may not be paid to the recipient until the underlying award vests.

Change in Control.    For purposes of the 2018 Plan, “Change in Control” means:

•

The acquisition of more than 50% of beneficial ownership of the combined voting stock of the Company by any person or group other than the Company or its subsidiaries or any employee benefit plan of the Company or any person who was an officer or director of the Company on the effective date of the 2018 Plan;

•

Consummation by the Company of a reorganization, merger or consolidation in which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of such entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation, unless the transaction is structured as “merger of equals” and the Board determines that a change in control has not occurred;

•	The sale of all or substantially all of the Company’s assets to a party which is not controlled by or under common control with the Company; or

•

During any 24 month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, except that individuals whose election or nomination was approved by a vote of at least a majority of the Incumbent Directors then on the Board (other than in connection with an actual or threatened election contest) are treated as Incumbent Directors.

Impact of Change in Control on Awards.    The 2018 Plan generally provides the Committee with flexibility to determine the effects of a change in control on outstanding awards. Under the 2018 Plan, in the event of a Change in Control, the acquiring company may, without the consent of any participant, either assume the Company’s rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the acquiring company’s stock. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion.

In the event the acquiring company elects not to assume or substitute for outstanding awards of the Company in connection with a Change in Control, then the exercisability and vesting conditions applicable to such awards and any shares acquired upon exercise of such awards held by a participant whose employment or other service has not terminated prior to the Change in Control shall be accelerated effective as of the date ten days prior to the Change in Control

Assumption or Substitution of Certain Awards.    Unless otherwise provided in an award agreement or other agreement between the Company and a participant, in the event of a Change in Control in which the acquiring corporation assumes or substitutes for an award (or in which the Company is the ultimate parent corporation and continues the award), if a participant’s employment terminates within 18 months following such Change in Control (or such other period set forth in the award agreement) and under the circumstances specified in the award agreement:

•

options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or if longer the period of time set forth in the award agreement, but in no event beyond the end of the regularly scheduled term of such options or SARs); and

•

the vesting conditions applicable to restricted stock, restricted stock units, and any other stock-based awards outstanding as of the date of such termination of employment shall lapse and the restricted stock, restricted stock units or other stock-based awards shall become free of all restrictions, limitations and conditions and become fully vested.

Termination of Awards.    Award agreements may provide that in the event of a Change in Control, options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefor if the fair market value of one share of stock of the Company as of the date of the Change in Control is equal to or less than the option exercise price per share or the SAR grant price. In addition, the Committee, in its discretion, may determine that, if a Change in Control, each option and SAR outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of stock subject to such option or SAR, an amount equal to the excess of the fair market value of such share of stock immediately prior to the occurrence of such Change in Control over the exercise price per share.

Cancellation of Award; Forfeiture of Gain.    The 2018 Plan provides that the Company may retain the right to cause a forfeiture of the gain realized by a participant on account of actions taken by the participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers or any confidentiality obligation with respect to the Company and its affiliates, or otherwise in competition with the Company or its affiliates. In addition, the Company may annul an award if the participant is an employee of the Company or its affiliates and is terminated for Cause as defined in the applicable award agreement or the 2018 Plan.

Adjustments for Changes in Capital Structure.    If the number of outstanding shares of stock of the Company is increased or decreased or the shares of stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, then the number and kinds of shares for which grants of awards may be made under the 2018 Plan will be adjusted proportionately by the Company. Any such adjustment in outstanding options or SARs will not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding option or SAR, but will include a corresponding proportionate adjustment in the exercise price per share for such option or SAR.

Summary of U.S. Federal Income Tax Consequences.    The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2018 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option (ISO) qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon the sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant, or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the date of exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction in which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain, which will be long-term gain only if the shares were held for more than a year following option exercise. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally will be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the date of exercise of an ISO is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.

Nonstatutory Stock Options. Options not qualifying as ISOs will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option, provided the exercise price of the option is no less than the fair market value of the common stock at the time of grant. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the date of exercise. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of exercise, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Awards. A participant acquiring restricted stock generally recognizes income only as such shares of restricted stock vest. Upon vesting, the participant will recognize ordinary income equal to the fair market value of the vested shares at the time of vesting (less the amount, if any, paid by the participant for the vested shares).

However, a participant may elect to recognize ordinary income upon the receipt, not the vesting, of shares of restricted stock in connection with such award, by making an election in accordance with Section 83(b) of the Internal Revenue Code. In this case, the participant recognizes ordinary income in an amount equal to the fair market value of the shares at the time the participant received the shares (less the amount, if any, that the participant paid for the shares).

If the participant is an employee, the ordinary income recognized at the time of vesting, or upon receipt if an “83(b) election” was made, generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the vesting date, or upon receipt if an “83(b) election” was made, will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time such income was recognized, except to the extent such deduction is limited by applicable provisions of the Code.

RSU Awards. A participant generally will recognize no income upon the grant of an RSU award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date such shares were received will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. If the participant received shares of restricted stock upon the settlement of an RSU award, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”).

Awards to Participants Outside the United States.    The Committee may modify the terms of any award under the 2018 Plan made to a participant who is a resident or primarily employed outside the United States in order that such award will conform to applicable laws and regulations, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions, shall be comparable to the value of such an award to a participant who is resident or primarily employed in the United States.

French Sub-Plan. The 2018 Plan includes special provisions, which are referred to as the French sub-plan, for awards granted to participants who are French resident taxpayers or otherwise subject to the French social security scheme. The purpose of the French sub-plan is to provide favorable income tax and social security tax treatment under French law. In the event of any conflicts between the French sub-plan and another provision of the 2018 Plan, the provisions of the French Sub-plan will control with respect to any awards subject to the French sub-plan. The French Sub-plan will become effective upon the approval of the 2018 Plan by our shareholders.

Termination or Amendment.     If approved by shareholders at the annual meeting, the 2018 Plan will continue in effect until the date on which all shares available for issuance under the 2018 Plan have been issued and all restrictions on such shares under the terms of the 2018 Plan and the agreements evidencing awards granted under the 2018 Plan have lapsed. In addition, the Board may terminate or amend the 2018 Plan at any time, provided that no amendment may be made without shareholder approval if the Board deems such approval necessary for compliance with any applicable tax requirement or any market system on which the shares of the Company’s common stock are then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and in any event, may not adversely affect an outstanding award, without the consent of the participant, unless necessary to comply with any applicable law, regulation or rule. No awards may granted under the 2018 Plan after the tenth anniversary of the date that it is approved by the Company’s shareholders.

Nonexclusivity of the Plan.    Neither the adoption of the 2018 Plan by the Board nor the submission of the 2018 Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the 2018 Plan.

New Plan Benefits. No grants have been made with respect to the additional shares of common stock to be reserved for issuance under the 2018 Plan. The number of shares of common stock that may be granted to executive officers and all employees, including non-executive officers and directors who are employees, and to independent directors is indeterminable at this time, as such grants are subject to the discretion of the

Compensation Committee and the Board. The Compensation Committee determines and approves the stock option compensation for the chief executive officer and all other officers.

The Board of Directors recommends a vote “FOR” the approval of the 2018 Equity Incentive Plan.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019. Although action by the Company’s shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in maintaining the integrity of Company financial controls and reporting and hereby requests the shareholders to ratify such appointment.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019.

Independent Accountants’ Fees, Services and Other Matters

The Company expects a representative of Wolf & Company, P.C. will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by Wolf & Company, P.C. for the fiscal years ended January 31, 2018 and 2017 are set forth below. The aggregate fees included in the “Audit Fees” category are billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements.

	2018	2017
Audit Fees	$222,000	$205,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Audit Fees for the fiscal years ended January 31, 2018 and 2017 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

FINANCIAL REPORTS

A copy of the annual report of the Company for the fiscal year ended January 31, 2018, including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 2019 ANNUAL MEETING

The 2019 annual meeting of the shareholders of the Company is scheduled to be held on May 21, 2019, the third Tuesday in May. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting pursuant to Rule 14a-8, the shareholder must submit the proposal to the Company no later than December 26, 2018. Shareholder proposals that are to be considered at the 2019 annual meeting but not requested to be included in the proxy statement pursuant to Rule 14a-8 must be submitted no later than March 22, 2019 and no earlier than December 22, 2018.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors

Peter M. Rosenblum
Secretary

Appendix A

ASTRONOVA, INC.

2018 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

This 2018 Equity Incentive Plan (the “Plan”) is intended to promote the best interests of the Company and its shareholders and is designed to attract and retain the best available talent and encourage the highest level of performance by, and provide additional incentive to (a) executives and other key employees of the Company and any other Participating Company (as defined below), (b) Directors, and (c) certain other individuals providing services to the Company and any other Participating Company. The Company intends that this purpose will be effected by providing for Awards in the form of stock and/or stock-based cash awards as provided in the Plan, which afford Participants the opportunity to enhance their own financial interests through the acquisition of shares of Company Stock and participation in the long-term growth and financial success of the Company, thereby strengthening the financial relationship between Participants and Company shareholders. The terms of the Plan shall be interpreted in accordance with this intention.

SECTION 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

“Acquiring Corporation” shall have the meaning set forth in Section 11.1 hereof.

“Award” means any Option, SAR, Restricted Stock Award or Other Stock-Based Award granted under the Plan.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

“Board” means the Board of Directors of the Company.

“Cashless Exercise” shall have the meaning set forth in Section 6.3 hereof.

“Cause” shall have the meaning given such term in the applicable Award Agreement and, in the absence of any such definition, means (x) any material breach by the Participant of any agreement to which the Participant and a Participating Company are both parties, (y) any act or omission to act by the Participant which may have a material and adverse effect on a Participating Company’s business or on the Participant’s ability to perform services for a Participating Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of a Participating Company.

“Change in Control” means:

(a) the acquisition of more than 50% of the beneficial ownership of the combined voting securities of the Company by any person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or its subsidiaries or any employee benefit plan of the Company or any person who was an officer or Director of the Company on the Effective Date of the Plan;

(b) consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of such entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or consolidation, provided that the forgoing shall not apply if the transaction is structured as “merger of equals” and the Board determines that a Change in Control has not occurred;

(c) the sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company; or

(d) a change in the composition of the Board during any period of twenty-four months (not including any period prior to the Effective Date of this Plan), such that the individuals who at the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this paragraph, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a two-thirds (2/3) of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of “Persons” (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) other than the Board shall not be so considered as a member of the Incumbent Board;

provided, however, that notwithstanding the foregoing, with respect to any Award that is determined to be “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

“Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. It is intended that each member of the Committee shall be an Independent Director and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act (or any successor provision), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a Non-Employee Director.

“Company” means AstroNova, Inc., a Rhode Island corporation, or any successor company thereto.

“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

“Director” means a member of the Board or of the board of directors of a Participating Company.

“Disability” shall have the meaning given such term in the applicable Award Agreement and, in the absence of any such definition, shall have the meaning set forth in Section 409A of the Code, as the same may be amended from time to time. Section 409A of the Code currently defines “Disability” as (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) by reason or any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and the service recipient is receiving income replacement payments for at least three months under a plan covering employees. Notwithstanding the foregoing, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability shall have the meaning specified in Section 22(e)(3) of the Code.

“Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Option or SAR) held by such Participant.

“Effective Date” shall have the meaning set forth in Section 17 hereof.

“Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan; and provided further that for purposes of Section 5.1 hereof, the definition of Participating Company as used above shall be limited to the Company, and any present or future “parent or subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(a) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock on such national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(b) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an “incentive stock option” within the meaning of Section 422(b) of the Code or any successor provision thereto as in effect from time to time.

“Independent Director” means any Director of the Company who shall meet the listing standards relating to independence of NASDAQ or other relevant listing standards. Without limiting the generality of the foregoing, an Independent Director shall not be a current employee of the Company or a member of an “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company.

“NASDAQ” means The NASDAQ Stock Market or any successor thereto.

“Net Exercise” means a Participant’s ability to exercise an Option by directing the Company to deduct from the shares of Stock issuable upon exercise of his or her Option a number of shares having an aggregate Fair Market Value equal to the aggregate exercise price, and at the Company’s discretion the amount of the Participant’s minimum tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of shares of Stock after such deductions.

“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

“Option” means any option to purchase Stock granted pursuant to Section 6 hereof.

“Other Stock-Based Award” means any right granted under Section 9 hereof.

“Participant” means any eligible person selected by the Committee to receive an Award under the Plan.

“Participating Company” shall mean the Company, any parent entity that controls the Company or any Subsidiary.

“Plan” means this 2018 Equity Incentive Plan, as amended from time to time.

“Pool” has the meaning set forth in Section 4.1 hereof.

“Prior Plan” shall mean the Company’s 2015 Equity Incentive Plan.

“Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 8 hereof.

“Restricted Stock Award” means an Award of Restricted Stock or a Restricted Stock Unit.

“Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash or Stock the Fair Market Value of a share of Stock granted pursuant to the terms and conditions of Section 8 hereof.

“Restriction Period” has the meaning set forth in Section 8.1 hereof.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means a Participant’s employment or service with a Participating Company, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company or as a result of a transfer from one Participating Company to another, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service may be deemed, as provided in the applicable Award Agreement, not to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Participating Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Participating Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the date that a Subsidiary for which the Participant performs Service ceases to be a Subsidiary. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 10 hereof.

“Stock Appreciation Right” or “SAR” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 hereof to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code or any other entity controlled by or under common control with the Company.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by a Participating Company or with which a Participating Company combines.

“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary within the meaning of Section 422(b)(6) of the Code.

“Vesting Conditions” has the meaning set forth in Section 8.1 hereof.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular and the masculine shall include the feminine and neuter, as the context requires. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3. ADMINISTRATION

3.1 Administration by the Committee.

The Plan shall be administered by the Committee. If no committee of the Board has been appointed to administer the Plan, the Independent Directors shall exercise all of the powers of the Committee granted herein, and, in any event, the Independent Directors of the Board may, in their discretion, exercise any or all of such powers. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election. Without limiting the generality of the foregoing, except as limited by law (including, without limitation, the Rhode Island Business Corporation Act), regulation, the NASDAQ listing rules, or the listing rules of such other national or regional securities exchange or market system constituting the primary market for the Stock, the Committee may delegate its authority to the Chief Executive Officer of the Company hereunder, except that the Committee will not delegate its authority with respect to compensation matters involving any executive officer, as defined under the Exchange Act and in the listing rules of NASDAQ or such other national or regional securities exchange or market system constituting the primary market for the Stock.

3.3 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award of Restricted Stock Units or Performance Shares, or Stock Appreciation Rights will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including, without limitation, with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan;

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and/or

(l) to provide for a “clawback” of an Award pursuant to the provisions of Section 14.5 below.

3.4 Minimum Vesting Periods. Notwithstanding Section 3.3(d) above, Awards to Employees (other than Substitute Awards) shall not vest or otherwise become exercisable earlier than one year following the date of grant, subject to accelerated vesting in the Committee’s discretion in the event of the death or Disability of the Participant, special circumstances determined by the Committee, or a Change in Control. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to the grant of up to 5% of the number of shares of Stock available for Awards under Section 4.1 on the Effective Date.

3.5 No Repricing. Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the securities exchange or market system constituting the primary market for the Stock, in each case, without the approval of the shareholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 10 and may be made to make changes to achieve compliance with applicable law, including Code Section 409A.

3.6 Deferral Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7 Indemnification. Neither the Board nor the Committee, nor any member of either or officer or employee of a Participating Company to whom authority to act for the Board, the Committee or the Company is delegated, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have as members of the Board, the Committee or as officers or employees of a Participating Company, members of the Board or of the Committee and any officers or employees of the Participating Company to whom authority to act for the Board, the Committee or the Company is delegated, shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

3.8 Share Issuance/Book-Entry. Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates

SECTION 4. SHARES SUBJECT TO PLAN

4.1 Number of Shares Available for Awards. The total number of shares of Stock that may be issued pursuant to Awards granted under the Plan shall not exceed an aggregate of six hundred fifty thousand (650,000) shares (with the other shares of Stock added pursuant to this Section, the “Pool”). For purposes of this limitation, in respect of any shares of Stock under any Award under the Plan or under any award under the Prior Plan, which shares are forfeited, canceled, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested Award, reacquired by the Company at not more than the grantee’s purchase price (other than by exercise) (“Unissued Shares”), such Unissued Shares shall be added to the Pool, provided however that the number of Unissued Shares added to the Pool with respect to awards under the Prior Plan shall not exceed 821,637 shares. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options. The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury, or shares purchased on the open market. The class and aggregate number of shares which may be subject to Awards granted under the Plan shall be subject to adjustment as provided in Section 10 hereof.

4.2 Determination of Shares Issued and Issuable. Shares covered by an Award shall be counted as used as of the effective date of the grant. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash in lieu of shares. If any shares covered by an Award granted under the Plan are not earned or purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. Notwithstanding the foregoing, upon the exercise of any Award, to the extent that such Award is exercised through tendering (or attesting to) previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the shares available under the Plan shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered or withheld. Notwithstanding anything to the contrary in the Plan, in the event that the Company were to repurchase Stock in the open market using Option exercise proceeds, such repurchased Stock will not again become available for issuance under the Plan.

4.3 Substitute Awards. The Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. Substitute Awards shall not reduce the shares of Stock authorized for issuance under the Plan, nor shall shares of Stock subject to a Substitute Award be added to the shares available for Awards under the Plan as provided in Sections 4.2 above. Additionally, in the event that a company acquired by a Participating Company, or with which a Participating Company combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Sections 4.2 and 4.3 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.4 Source of Shares. The Stock subject to the Awards granted under the Plan shall be shares of the Company’s authorized but unissued Stock or shares of the Stock held in treasury.

SECTION 5. ELIGIBILITY

5.1 Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term “Employees” shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Companies; provided, however, that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1 hereof.

5.2 Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, the terms “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Companies; provided, however, that no such Award shall vest or become exercisable, and no Stock shall be issued pursuant to such Award, prior to the date on which such person commences Service as an Employee, Consultant or Directors.

5.3 Non-Employee Director Award Limits. No Director who is not also an employee of a Participating Company may be granted any Award or Awards denominated in shares of Stock that exceed in the aggregate $100,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any single fiscal year. The foregoing limit shall not apply to any Award to a Director as all or a portion of Board or committee retainers or meeting fees or pursuant to any election by a Director to receive an Award in lieu of all or a portion of any cash retainers or meeting fees.

SECTION 6. TERMS AND CONDITIONS OF STOCK OPTIONS

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted as a Substitute Award in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall vest and be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions. Notwithstanding the foregoing, in the event that on the last business day of the term of a Nonstatutory Option (i) the exercise of the Option is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or Directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of such Nonstatutory Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement in each case to the extent any such extension would not constitute the extension of a stock right under Section 409A of the Code.

6.3 Payment of Exercise Price. Except as otherwise provided in the Option Agreement, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made:

(a) in cash, by check or cash equivalent,

(b) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price,

(c) pursuant to a Net Exercise arrangement, provided, however, that in such event the Committee may exercise its discretion to limit the use of a Net Exercise;

(d) with the consent of the Committee and subject to such procedures as the Committee shall prescribe as a condition of such payment procedure, by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the Option (a “Cashless Exercise”),

(e) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or

(f) by any combination thereof.

6.4 Effect of Termination of Service. An Option granted to a Participant shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with the Option’s term as set forth in the Option Agreement. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Option, or may agree in writing with respect to an outstanding Option, that the optionee may transfer his Nonstatutory Stock Options, without consideration, to members of his immediate family (as such term is defined in the General Instructions to Form S-8 Registration Statement under the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

6.6 Fair Market Value Limitation on Incentive Stock Options. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Company or any Subsidiary) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options.

6.7 Annual Directors’ Options. After the Effective Date of the Plan, no awards may be granted to Directors of the Company under Section 6.7 of the Prior Plan.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs shall comply with and be subject to the following terms and conditions:

7.1 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that the exercise price per share of a SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.2 Exercisability and Term of SARs. SARs shall vest and be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.3 Exercise of SARs. Upon the exercise of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments, so long as such payment is made in a manner that complies with Code Section 409A. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of this Section 7, a SAR shall be considered exercised on the date on which the Company receives actual notice of exercise from the Participant.

7.4 Effect of Termination of Service. A SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

7.5 Nontransferability of SARs. SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

SECTION 8. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Restricted Stock Awards may be in the form of (a) Restricted Stock, which shall be evidenced by a Restricted Stock Agreement, or (b) a Restricted Stock Unit, which shall be evidenced by a Restricted Stock Unit Agreement. Each such Award Agreement shall specify the number of shares and purchase price per share, if any, of Stock subject to and the other terms, conditions and restrictions of the shares of Stock underlying the Award, of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Restricted Stock Award Agreements shall comply, as applicable, with and be subject to the following terms and conditions:

8.1 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, hypothecated, assigned or otherwise disposed of other than pursuant to a Change in Control, or as provided in Section 8.4. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.2 Voting Rights; Dividends. Except as provided in this Section 8.2 and Section 8.1, during the Restriction Period applicable to shares subject to a Restricted Stock Award held by a Participant, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that the right to receive or retain any dividends or other distributions shall be subject to Section 14.6. A Participant who is awarded a Restricted Stock Unit shall possess no holder of Stock with respect to such Restricted Stock Award; provided that the Award Agreement may provide for payments in lieu of dividends to such Participant, subject to Section 14.6. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

8.3 Effect of Termination of Service. The effect of the Participant’s termination of Service on any Restricted Stock Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Restricted Stock Award.

8.4 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

SECTION 9. OTHER STOCK-BASED AWARDS

The Committee shall have authority to grant to eligible Employees an “Other Stock-Based Award,” which shall consist of any right that is an Award of Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as deemed by the Committee to be consistent with the purposes of the Plan, other than an Award described in Sections 6 through 8 above.

SECTION 10. CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

10.1 No Limitations on the Company. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.2 Adjustments for Changes in Capital Structure. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 5.3, shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate exercise price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR as applicable, but shall include a corresponding proportionate adjustment in the exercise price per share for such Option or SAR. The Committee may unilaterally amend the outstanding Awards to reflect the adjustments contemplated by this Section 10.2. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the exercise price of outstanding Options or SARs to reflect such distribution. Notwithstanding the foregoing, in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to such Award.

10.3 Adjustments. Adjustments under this Section 10 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Change in Control upon Awards other than Options, SARs, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 10.2. This Section 10 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a Change in Control.

SECTION 11. CHANGE IN CONTROL

11.1 Effect of Change in Control on Awards: Assumption or Termination of Awards.

(a) In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under any outstanding Awards or substitute for any of the outstanding Awards substantially equivalent awards. The Acquiring Corporation need not make uniform determinations with respect to any Awards or class of Awards, and it can select the Awards (if any) that it will assume or substitute for, in its sole discretion. For the purposes of this Section 11, an Award shall be considered assumed or substituted for, if following the Change in Control, the Award confers the right to purchase or receive, for each share subject to the Award prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the Acquiring Corporation, the Committee may, with the consent of the Acquiring Corporation, provide that the consideration to be received upon the exercise or vesting of an Award, for each share subject thereto, will be solely common stock of the Acquiring Corporation substantially equal in fair market value to the consideration per share of Stock received by holders of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) In the event that the Acquiring Corporation elects not to assume or substitute for any of the outstanding Awards in connection with a Change in Control, the exercisability and vesting of each such outstanding Award and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The foregoing notwithstanding, any Award Agreement may provide for vesting, settlement or conversion to a Restricted Stock Award upon the consummation of a Change in Control on a basis that is specific to that Award. The exercise or vesting of any Award and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 11.1 and the provisions of the relevant Award Agreement shall be conditioned upon the consummation of the Change in Control. Any Awards which are neither assumed nor substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised (in the case of Options and SARs) nor paid or converted to a Restricted Stock Award as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Option or SAR except as otherwise provided in such Award Agreement.

11.2 Assumption or Substitution of Certain Awards. Unless otherwise provided in an Award Agreement or a Participant’s effective negotiated employment, change in control, severance or other similar agreement, in the event of a Change in Control in which the Acquiring Corporation assumes or substitutes for an Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with the Acquiring Corporation (or the Company) or a subsidiary thereof terminates within 18 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months (or if longer, the period of time set forth in the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Options or SARs), (ii) the Vesting Conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

11.3 Termination of Awards. Notwithstanding anything to the contrary in the foregoing of this Section 11, Options and SARs outstanding as of the date of a Change in Control may be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is equal to or less than the Option exercise price per share of Stock or the SAR grant price. In addition, the Committee, in its discretion, may determine that, if a Change in Control occurs, each Option and SAR outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share of Stock subject to such Option or SAR, an amount equal to the excess of the Fair Market Value of such share of Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of Stock of such Option and/or SAR; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

SECTION 12. COMPLIANCE WITH SECURITIES LAW

12.1 General. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 13. TAX WITHHOLDING

13.1 Tax Withholding in General. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by a Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until such tax withholding obligations have been satisfied by the Participant.

13.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of a Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (unless a higher withholding rate is permissible without adverse accounting consequences).

SECTION 14. RIGHTS AND OBLIGATIONS OF THE PARTIES

14.1 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

14.2 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10 or another provision of the Plan.

14.3 Right of Setoff. A Participating Company may, to the extent permitted by applicable law, deduct from and set off against any amounts such Participating Company may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Participating Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.3.

14.4 Compliance with Section 409A of the Code. Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code and the Treasury Department guidance and regulations issued thereunder (collectively, “Section 409A”) so as to avoid the imposition of any additional taxes or penalties under Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee in order to comply with Section 409A. If any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A), to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to additional tax pursuant to Section 409A.

14.5 Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that if, prior to the occurrence of a Change in Control, there is (i) an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws or (ii) the Company is otherwise required by applicable law or Company policy to recoup any portion of an Award otherwise paid or payable hereunder, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that (i) based on the results of the restatement or (ii) due to inaccurate financial data used to determine the payment or vesting of an Award, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards.

The Company may also retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of a Participating Company or any confidentiality obligation with respect to a Participating Company or otherwise in competition with a Participating Company, to the extent set forth in or specified in such Award Agreement applicable to the Participant. In addition, the Company may annul an Award if the Participant is an employee of a Participating Company and is terminated for Cause.

14.6 Dividends. No recipient of an Award of Options or Stock Appreciation Rights shall have the right to receive dividends or Dividend Equivalents with respect to such Award. Dividends or Dividend Equivalents credited, paid to or payable in connection with an Award that is not yet Vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award Vests.

SECTION 15. MISCELLANEOUS

15.1 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan and any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit participants in the Plan to electronically execute applicable Plan documents (including but not limited to, Award Agreements) in a manner prescribed by the Committee.

15.2 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions, applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 15.2 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

15.3 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.4 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.5 Requirements of Law. The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.6 Governing Law. The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Rhode Island, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

SECTION 16. TERMINATION OR AMENDMENT OF PLAN

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 10), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

SECTION 17. EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective (the “Effective Date”) upon the later of the approval of the Plan by the Board and the approval of the Plan by the shareholders of the Company in accordance with applicable laws and regulations. No Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. The Plan shall terminate when the total amount of the Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.

SECTION 18. FRENCH SUB-PLAN; FOR INDIVIDUALS WHO ARE FRENCH RESIDENT TAXPAYERS AND/OR SUBJECT TO THE FRENCH SOCIAL SECURITY SCHEME IN FRANCE.

All Awards granted under this Section 18 (also referred to as the “French Sub-plan”) to an Employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this French Sub-plan. The purpose of the French Sub-plan is to grant Awards that qualify for favorable income tax and social security tax treatment under French law. In the event any other provision of the Plan conflicts with a provision of this Section 18, the provision in Section 18 shall control with respect to any Award granted under Section 18. No other Award granted under the Plan shall be subject to the provisions of this Section 18.

As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L.225-197-1 to L.225-197-6 of the French Code de Commerce shall not be applicable to recipients of Awards hereunder who are residents of France and employed or providing services in France.

Provided that he or she complies with the provisions of the French Sub-plan, recipients of Awards hereunder will benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the vesting of the Restricted Stock Units pursuant to the Plan.

18.1 Definitions. The following terms shall have the following meanings for purposes of this French Sub-plan:

(a) “French Award” means, individually or collectively, any Award granted under this Section 18 to Employees who are French resident taxpayers and/or subject to the French social security scheme in France.

(b) “French Option Award” means, individually or collectively, any French Award in the form of an option to purchase shares of Common Stock.

(c) “French Restricted Stock Award” means, individually or collectively, any French Award in the form of Restricted Stock.

(d) “French RSU Award” means, individually or collectively, any French Award in the form of Restricted Stock Units.

(e) “Disability” means a physical or mental condition corresponding to the classification in the second or third categories laid down in Article L. 341-4 of the French Social Security Code (Code de la Sécurité Sociale).

(f) “Holding Period” means, with respect to any French Award, the holding period described in Section 18.5.

18.2 Eligibility. A French Award under the French Sub-plan may be granted only to an Employee who is a French resident taxpayer and/or subject to the French social security scheme in France.

18.3 Limitation on Grants under the French Sub-Plan. French Awards may not be granted to an Employee who holds more than 10% of the outstanding Stock at the date of grant or an Employee who would hold more than 10% of the outstanding Stock following the French Award grant. Any Stock granted in violation of this rule shall not be deemed to have been granted. Settlement of French RSU Awards shall only be in Stock; there shall be no settlement of French RSUs in cash.

18.4 Vesting Periods. Except in the case of the death or Disability of the Employee, no portion of any French Restricted Stock Award or French RSU Award may vest (whether such vesting results from the achievement of one or more goals relating to the completion of service by the French Award holder and/or the achievement of performance or other objectives) until at least the first anniversary of the date of grant of such French Award. The holder of a French Award shall be 100% vested in such French Award in the event his or her employment is terminated by reason of death or Disability, provided, however, that if the vesting of such French Award is based, at least in part, on performance goals, the acceleration, if any, of such performance-based vesting upon such death of Disability shall be determined as set forth in the applicable Award Agreement. In the event of death or Disability, the remaining Stock subject to the Award that have not been issued as of the date the Award holder’s service relationship with the Company (and its subsidiaries) so terminates will be issued to the holder or, in the case of death, his or her heirs upon their request as provided under applicable law. In such event (either death or Disability), the Company shall issue the Stock within six months of such termination, and the Holding Period described in Section 18.5 will not apply to such shares, but the blackout restrictions on sale described in Section 18.6 will continue to apply.

18.5 Holding Period. With respect to each French Award, there shall be a one-year period following each vesting date applicable to such French Award, during which the Employee issued such French Award may not sell or loan (i) in the case of a French Restricted Stock Award or French RSU Award, any Stock issued upon the vesting on such vesting date of such French Restricted Stock Award or a French RSU Award, or (ii) in the case of a French Option Award, any Stock acquired upon the exercise of the portion of such French Option Award that vested on such vesting date. This Holding Period will not be applicable for any issued Stock delivered on or following the second anniversary of the date of grant of the French Award, provided, however, that all French Awards shall in any event be subject to any additional holding requirements to the extent set forth in the Plan.

18.6 Restrictions on Sale – Black out Periods. Following the expiration of the Holding Period described in Section 18.5, shares of Stock issued upon the applicable vesting of French Restricted Stock Awards or French RSU Awards or the exercise of the portion of French Option Awards vested upon the applicable vesting may not be sold:

(a) during the then-existing blackout periods established by the Company, which are hereby made applicable to all French Awards;

(b) during the ten stock exchange trading days preceding and following the date on which the Company’s consolidated accounts are made public, or failing that, the annual accounts are published;

(c) between (i) the date on which the Company’s management bodies have knowledge of information which, if made public, could have a significant impact on the price of the Stock; and (ii) ten stock exchange trading days following the date on which this information is published; and

(d) if the participant has nonpublic material information about the Company and such sale would violate any applicable securities laws of the United States of America or France.

18.7 Restriction on Sale for Officers and Directors. At the time of the grant of French Awards, the Committee shall, if any of the participants is an officer or director of the Company, either decide that such officer or director cannot sell the Stock received upon vesting or exercise of the French Award before the end of his or her functions, or determine the number of shares of Common Stock received upon vesting of such French Award that such officer or director shall keep up to the end of his or her functions.

18.8 Restrictions on Transfer. Shares of Stock subject to French Awards may not be transferred, assigned, pledged or hypothecated in any manner until they have vested in accordance with this French Sub-plan.

18.9 Other Compliance with French Tax and Social Security Law. French Awards granted under the French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such Awards. Except as the Company and recipient agree in writing, the Company shall not modify the terms of a French Award agreement (or this French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the vesting of the Restricted Stock Units pursuant to the Award agreement, this French Sub-plan, and the Plan.

18.10 No Rights as a Shareholder. The holder of a French RSU Award or a French Option Award shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the Award.

18.11 Restrictions on Transfer. Rights granted under the French Sub-plan shall not be transferable by the recipient of such grants other than by will or by the laws of descent and distribution.

18.12 Data Protection. The Company will satisfy any notification, application or prior authorization required under applicable laws in order to comply with application French or European Union data protection legislation or regulations, including but not limited to the Generation Data Protection Regulation (EU) 2016/679.

18.13 Understanding of Terms. Each French Award agreement shall include the following provision:

By signing and returning this document providing for the terms and conditions of the French Award, I confirm having read and understood the documents referenced in this Agreement, including the Award agreement itself and the AstroNova, Inc. 2018 Equity Incentive Plan (including the French sub-plan), which were made available to me in the English language. I accept the terms of those documents accordingly.

En signant et renvoyant le présent document décrivant les termes et conditions de mon attribution, je confirme avoir lu et compris les documents relatifs à cette attribution, à savoir le présent contrat d’attribution et le plan général d’actionnariat salarié de AstroNova, Inc. de 2018, en ce compris son sous plan français, qui m’ont été communiqués en langue anglaise. J’en accepte les termes de ces documents en connaissance de cause.

ANNUAL MEETING OF ASTRONOVA, INC.

Date:	Monday, June 4, 2018
Time:	10 A.M. (Eastern Time)
Place:	600 East Greenwich Avenue West Warwick, RI 02893

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposals 2, 3 and 4.

1:	The election of six directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;
Nominees:
	(01) April L. Ondis	(02) Mitchell I. Quain	(03) Yvonne E. Schlaeppi
	(04) Harold Schofield	(05) Richard S. Warzala	(06) Gregory A. Woods

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the proxy statement pursuant to the 2018 annual meeting of its shareholders.	☐	☐	☐
		For	Against	Abstain
3:	To approve the AstroNova, Inc. 2018 Equity Incentive Plan.	☐	☐	☐
		For	Against	Abstain
4:	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019.	☐	☐	☐

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of AstroNova, Inc.

to be held on Monday, June 4, 2018

for Holders as of April 9, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/alot	866-509-1041

•	Cast your vote online 24 hours a day / 7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day / 7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints April L. Ondis, Mitchell I. Quain, Yvonne E. Schlaeppi, Harold Schofield, Richard S. Warzala and Gregory A. Woods, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of AstroNova, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3, and 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

All votes must be received by 11:59 P.M., Eastern Time, June 3, 2018.

PROXY TABULATOR FOR ASTRONOVA, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

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